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                                                                       Exhibit 2

                              MERGER AGREEMENT AND

                             PLAN OF REORGANIZATION

                                    * * * * *


                                  BY AND AMONG

                                  USTEL, INC.,

                       CONSORTIUM ACQUISITION CORPORATION

                                       AND

                              CONSORTIUM 2000, INC.

                             Dated: AUGUST 14, 1996
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                                TABLE OF CONTENTS

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ARTICLE I.  Plan of Reorganization..............................................................................  1

         1.1      Incorporation of Recital......................................................................  1
         1.2      Adoption of Plan..............................................................................  1
         1.3      Merger of Newco into the Company..............................................................  1
         1.4      Conversion of the Company Shares into UStel Shares............................................  1
         1.5      Certificate of Incorporation..................................................................  2
         1.6      Bylaws........................................................................................  2
         1.7      Directors.....................................................................................  2
         1.8      Officers......................................................................................  2
         1.9      Effective Time................................................................................  2
         1.10     Pooling of Interests..........................................................................  2

ARTICLE II.  Conversion Rights and Procedures...................................................................  3

         2.1      Conversion....................................................................................  3
         2.2      Fractional Shares.............................................................................  3
         2.3      Dissenting Shares.............................................................................  4
         2.4      Stock Certificates............................................................................  4

ARTICLE III.  Representations and Warranties of UStel and Newco.................................................  4

         3.1      Organization and Good Standing of UStel and Newco.............................................  5
         3.2      Capitalization................................................................................  5
         3.3      UStel Subsidiaries............................................................................  6
         3.4      Authority; No Conflicts.......................................................................  7
         3.5      UStel Reports.................................................................................  7
         3.6      UStel Financial Statements....................................................................  8
         3.7      Accuracy of Securities Documents..............................................................  8
         3.8      Properties....................................................................................  8
         3.9      Contracts.....................................................................................  9
         3.10     Absence of Undisclosed Liabilities............................................................ 10
         3.11     No Litigation................................................................................. 10
         3.12     Environmental Matters......................................................................... 10
         3.13     Taxes......................................................................................... 11
         3.14     Permits and Licenses.......................................................................... 13
         3.15     No Labor Problems............................................................................. 13
         3.16     Affiliate Transactions........................................................................ 14

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
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         3.17     Employee Benefit Plans........................................................................ 14
                  3.17.1     Definition of Benefit Plans........................................................ 14
                  3.17.2     ERISA Affiliate.................................................................... 14
                  3.17.3     Identification of Benefit Plans.................................................... 14
                  3.17.4     MEPPA Liability/Post-Retirement Medical Benefits/ Defined
                             Benefit Plans/Supplemental Retirement Plans........................................ 15
                  3.17.5     Documentation...................................................................... 15
                  3.17.6     Qualified Status................................................................... 15
                  3.17.7     Compliance......................................................................... 15
                  3.17.8     Funding............................................................................ 16
                  3.17.10    Amendment/New Plans................................................................ 16

         3.18     Insurance..................................................................................... 17
         3.19     Interest in Competitors, Suppliers, etc....................................................... 17
         3.20     Indebtedness with Insiders.................................................................... 17
         3.21     Consents...................................................................................... 17
         3.22     Patents, Trademarks and Other Intangibles..................................................... 17
         3.23     Purchases and Sales........................................................................... 18
         3.24     Brokerage and Finder's Fees................................................................... 18
         3.25     Absence of Certain Changes.................................................................... 18
         3.26     Compliance with Laws.......................................................................... 20
         3.27     No Material Misstatements or Omissions........................................................ 20

ARTICLE IV.  Additional Obligations and Covenants of UStel...................................................... 21

         4.1      Conduct of Business........................................................................... 21
         4.2      Access and Information........................................................................ 22
         4.3      Efforts to Satisfy Conditions................................................................. 22
         4.4      Corporate Matters............................................................................. 23
         4.5      No Distributions to Shareholders.............................................................. 23
         4.6      Capital Expenditures.......................................................................... 23
         4.7      Indebtedness.................................................................................. 23
         4.8      Authorization by UStel Shareholders........................................................... 23
         4.9      Compliance with Securities Laws............................................................... 24
         4.10     Reservation of Stock.......................................................................... 24
         4.11     Press Releases................................................................................ 24
         4.12     Additional Agreements......................................................................... 24

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
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ARTICLE V.  Representations and Warranties of the Company....................................................... 25

5.1      Organization and Good Standing......................................................................... 25

         5.2      Capital Stock................................................................................. 25
         5.3      Authority; No Conflicts....................................................................... 26
         5.4      Financial Statements.......................................................................... 26
         5.5      Properties.................................................................................... 27
         5.6      Contracts..................................................................................... 27
         5.7      Absence of Undisclosed Liabilities............................................................ 28
         5.8      No Litigation................................................................................. 29
         5.9      Environmental Matters......................................................................... 29
         5.10     Taxes......................................................................................... 30
         5.11     Permits and Licenses.......................................................................... 31
         5.12     No Labor Problems............................................................................. 32
         5.13     Affiliate Transactions........................................................................ 32
         5.14     The Company Benefit Plans..................................................................... 32

                  5.14.1     Definition of Benefit Plans........................................................ 32
                  5.14.2     ERISA Affiliate.................................................................... 33
                  5.14.3     Identification of Benefit Plans.................................................... 33
                  5.14.4     MEPPA Liability/Post-Retirement Medical Benefits/ Defined
                             Benefit Plans/Supplemental Retirement Plans........................................ 33
                  5.14.5     Documentation...................................................................... 33
                  5.14.6     Qualified Status................................................................... 34
                  5.14.7     Compliance......................................................................... 34
                  5.14.8     Funding............................................................................ 34
                  5.14.10    Amendment/New Plans................................................................ 35

         5.15     Insurance..................................................................................... 35
         5.16     Interest in Competitors, Suppliers, etc....................................................... 35
         5.17     Indebtedness with Insiders.................................................................... 35
         5.18     Consents...................................................................................... 36
         5.19     Patents, Trademarks and Other Intangibles..................................................... 36
         5.20     Purchases and Sales........................................................................... 36
         5.21     Brokerage and Finder's Fees................................................................... 36
         5.22     Absence of Certain Changes.................................................................... 36
         5.23     Compliance with Laws.......................................................................... 38
         5.24     Accuracy of Information Provided.............................................................. 38
         5.25     No Material Misstatements or Omissions........................................................ 39

ARTICLE VI.  Additional Obligations and Covenants of the Company................................................ 39

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
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         6.1      Conduct of Business........................................................................... 39
         6.2      Access and Information........................................................................ 40
         6.3      Efforts to Satisfy Conditions................................................................. 40
         6.4      Corporate Matters............................................................................. 41
         6.5      No Distributions to Shareholders.............................................................. 41
         6.6      Capital Expenditures.......................................................................... 41
         6.7      Indebtedness.................................................................................. 41
         6.8      Authorization by Shareholders................................................................. 41

ARTICLE VII.  Conditions to Each Party's Obligations............................................................ 42

         7.1      Securities Laws............................................................................... 42
         7.2      The Company's Shareholder Approval............................................................ 42
         7.3      UStel's Stockholder Approval.................................................................. 42
         7.4      Consents...................................................................................... 42
         7.5      Injunction.................................................................................... 42

ARTICLE VIII.  Conditions Precedent to Obligations of UStel and Newco........................................... 43

         8.1      Accuracy of Warranties and Representations.................................................... 43
         8.2      Authorization of Merger....................................................................... 43
         8.3      No Material Adverse Change.................................................................... 43
         8.4      Officers' Certificate......................................................................... 43
         8.5      Material Contracts............................................................................ 43
         8.6      Opinion of the Company's Counsel.............................................................. 44
         8.7      Other Legal Matters........................................................................... 44

ARTICLE IX.  Conditions Precedent to Obligation of the Company.................................................. 44

         9.1      Accuracy of Warranties and Representations.................................................... 44
         9.2      Authorization of Merger....................................................................... 44
         9.3      No Material Adverse Change.................................................................... 44
         9.4      Officers' Certificate of UStel................................................................ 44
         9.5      Material Contracts............................................................................ 45
         9.6      Opinion of UStel's Counsel.................................................................... 45
         9.7      Other Legal Matters........................................................................... 45
         9.8      Tax Opinion................................................................................... 45

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
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ARTICLE X.  Closing............................................................................................. 45

ARTICLE XI.  Termination........................................................................................ 46

ARTICLE XII.  Notices........................................................................................... 46

ARTICLE XIV.  Miscellaneous Provisions.......................................................................... 50

         14.1     Applicable Law; Jurisdiction.................................................................. 50
         14.2     Remedies Not Exclusive........................................................................ 50
         14.3     Attorneys' Fees............................................................................... 50
         14.4     Payment of Expenses........................................................................... 50
         14.5     Successors and Assigns........................................................................ 50
         14.6     Counterparts.................................................................................. 50
         14.7     Headings; Severability........................................................................ 50
         14.8     Amendments.................................................................................... 51
         14.9     Waivers....................................................................................... 51
         14.10    Assignments................................................................................... 51
         14.11    Effect of Due Diligence....................................................................... 51
         14.12    No Third Party Beneficiaries.................................................................. 51
         14.13    Entire Agreement.............................................................................. 52

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                   MERGER AGREEMENT AND PLAN OF REORGANIZATION

    THIS MERGER AGREEMENT AND PLAN OF REORGANIZATION ("Agreement") is made and entered into on August 14, 1996, by and among USTEL, INC., a Minnesota corporation ("UStel"), CONSORTIUM ACQUISITION CORPORATION, a California corporation ("Newco"), which is a wholly-owned subsidiary of UStel, and CONSORTIUM 2000, INC., a California corporation (the "Company"), with reference to the following facts:

         A. The parties intend that this Agreement shall constitute a plan of reorganization (the "Plan") of the type described in Sections 368(a)(1)(A) and 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "Code"). The Plan comprises the merger (the "Merger") of Newco into the Company in accordance with the applicable provisions of the California General Corporation Law (the "CGCL"), with Newco disappearing and the Company surviving as a wholly-owned subsidiary of UStel, and the conversion of all outstanding capital stock of the Company into newly-issued shares of Common Stock of UStel.

         B. UStel, Newco and the Company each believes that it is in its best interests to adopt and consummate the Plan.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties agree as follows:

                                   ARTICLE I.

                             PLAN OF REORGANIZATION

         1.1 Incorporation of Recitals. Recitals A and B above are incorporated herein by reference.

         1.2 Adoption of Plan. UStel, Newco and the Company hereby adopt the plan of reorganization herein set forth.

         1.3 Merger of Newco into the Company. Subject to the provisions of this Agreement, and the CGCL, at the "Effective Time" (as defined in Section 1.9) Newco will be merged with and into the Company, and the separate corporate existence of Newco shall cease. The Company, which will retain its name, will be the "Surviving Corporation" in the Merger and shall continue its corporate existence under the laws of the State of California as a wholly-owned subsidiary of UStel. The Merger will have the effects set forth in Section 1107 of the CGCL.

         1.4 Conversion of the Company Shares into UStel Shares. At the Effective Time, 5,298,031 shares of the Class A Common Stock, no par value, and 1,454,978 shares of the Class B Common Stock, no par value, of the Company (collectively, the "Company Shares"), which constitute all of the outstanding capital stock of the Company, will be converted into an aggregate of 1,076,923 shares of the Common Stock, $.01 par value, of UStel (the "UStel Shares"), in accordance with the conversion rights and procedures of Article II below.

         1.5 Certificate of Incorporation. The Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter duly amended in accordance with its terms and the CGCL.

         1.6 Bylaws. The Bylaws of the Company, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter duly amended in accordance with their terms and the CGCL.

         1.7 Directors. The directors of the Company immediately prior to the Effective Time shall be the directors of the Surviving Corporation and will hold office from the Effective Time until their respective successors are duly elected and qualified.

         1.8 Officers. The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation and will hold office from the Effective Time until their respective successors are duly elected and qualified.

         1.9 Effective Time. If all of the conditions precedent to the parties' obligations to consummate the Merger under this Agreement are satisfied or waived and this Agreement has not been terminated in accordance with the provisions hereof, the parties shall cause an agreement of merger (the "Agreement of Merger") in form and substance as set forth in EXHIBIT 1.9 attached hereto to be duly executed and filed with the Secretary of State of California on the "Closing Date" (as defined in Article X below). The Merger shall become effective as of the time the Agreement of Merger is accepted for filing and officially filed in the State of California. The date and time when the Merger becomes effective is referred to herein as the "Effective Time." This Agreement and the Agreement of Merger are sometimes collectively referred to herein as the "Merger Agreements."

         1.10 Pooling of Interests. Between the date hereof and the Effective Time, neither UStel nor the Company nor any of their respective subsidiaries or other Affiliates shall (a) knowingly take any action, or knowingly fail to take any action, that would jeopardize the treatment of UStel's acquisition of the Company as a "pooling of interests" for accounting purposes; (b) knowingly take any action, or knowingly fail to take any action, that would jeopardize qualification of the Merger as a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code; or (c) enter into any contract, agreement, commitment or arrangement with respect to either of the foregoing. Following the Effective Time, UStel shall use its best efforts to conduct the business of the Company and shall cause the Company to use its best efforts to conduct its business in a manner that would not jeopardize the characterization of the Merger as a "pooling of interests" for


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accounting purposes or as a reorganization within the meaning of Sections
368(a)(1)(A) and 368(a)(2)(E) of the Code.

                                   ARTICLE II.

                        CONVERSION RIGHTS AND PROCEDURES

         2.1 Conversion. Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of the Company or its shareholders (the "Shareholders"):

                  2.1.1 Subject to Section 2.2 below, each of the Company Shares issued and outstanding immediately prior to the Effective Time, except for "Dissenting Shares" (as defined in Section 2.3), shall be converted into .159473 of a UStel Share (the "Conversion Amount").

                  2.1.2 Each share of capital stock of Newco that is issued and outstanding immediately prior to the Effective Time shall be converted into one share of the Surviving Corporation.

                  2.1.3 In the event of any change in UStel stock between the date of this Agreement and the Effective Time by reason of any stock dividend, subdivision, reclassification, recapitalization, combination, exchange of shares, stock issuance, or the grant of any option, warrant, subscription or other right for the purchase of, or issuance of any securities convertible into or exchangeable for, capital stock of UStel (an "Adjustment Event"), the Conversion Amount shall be appropriately adjusted so that each holder of the Company Shares will receive in the Merger the amount of UStel Shares such holder would have been entitled to receive if the Effective Time had been immediately prior to such event.

         2.2 Fractional Shares. No scrip or fractional shares of UStel Shares shall be issued in the Merger. All fractional shares of UStel Shares to which a holder of the Company Shares immediately prior to the Effective Time would otherwise be entitled at the Effective Time shall be aggregated. If a fractional share results from such aggregation, such stockholders shall be entitled, after the later of (a) the Effective Time or (b) the surrender of such stockholder's certificate representing the Company Shares, to receive from UStel an amount of cash in lieu of such fractional share of UStel Common Stock, based on the "Average Closing Price" of "UStel Common Stock" (as defined in Section 3.2.1 below). As used herein, the term "Average Closing Price" means the average price per share of UStel Common Stock, during the ten consecutive trading days ending two days before the Effective Time, based on the closing price or, in case no sale takes place on any such day, the average of the closing bid and asked prices on such day, in either case on the principal securities exchange on which the shares of the UStel Common Stock are listed or, if such shares are not so listed, reported on The NASDAQ Stock Market or any comparable system or, if the UStel Common


                                       -3-
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Stock is not reported on The NASDAQ Stock Market or a comparable system, the average of the closing bid and asked prices as furnished by two members of the National Association of Securities Dealers, Inc. reasonably selected by UStel for that purpose.

         2.3 Dissenting Shares. To the extent that appraisal rights are available under Section 1300 of the CGCL, Company Shares that are issued and outstanding immediately prior to the Effective Time and that have not been voted for adoption of the Merger and with respect to which appraisal rights have been properly demanded in accordance with Section 1300, et seq. of the CGCL ("Dissenting Shares") shall not be converted into the right to receive the consideration provided for in Sections 2.1 and 2.2 at or after the Effective Time unless and until the holder of such shares withdraws his demand for such appraisal (in accordance with Section 1300, et seq. of the CGCL) or becomes ineligible for such appraisal. If a holder of Dissenting Shares withdraws his demand for such appraisal (in accordance with Section 1300, et seq. of the CGCL) or becomes ineligible for such appraisal, then, as of the Effective Time or the occurrence of such event, whichever later occurs, such holder's Dissenting Shares shall cease to be Dissenting Shares and shall be converted into and represent the right to receive the consideration provided for in Sections 2.1 and 2.2. If any holder of Company Shares shall assert the right to be paid the fair value of such Company Shares as described above, the Company shall give UStel notice thereof and UStel shall have the right to participate in all negotiations and proceedings with respect to any such demands.

         2.4 Stock Certificates. At the Closing and after the Effective Time, each holder of a certificate that prior thereto represented outstanding Company Shares shall be entitled to receive, upon surrender thereof to UStel, in exchange therefore a certificate or certificates representing the number of UStel Shares into which the Company Shares so surrendered shall have been converted as provided in this Agreement, of such denominations and registered in such names as such holder may request. Until so surrendered, each certificate that, prior to the Effective Time, represented outstanding Company Shares shall be deemed as of and from the Effective Time, for all corporate purposes, other than payment of earlier dividends and distributions, to evidence the ownership of the number of full UStel Shares into which the Company Shares shall have been converted pursuant to Section 2.1.

                                  ARTICLE III.

                REPRESENTATIONS AND WARRANTIES OF USTEL AND NEWCO

                  UStel and Newco hereby jointly and severally warrant and represent the following (the truth and accuracy of each of which shall constitute a condition precedent to the Company's obligations to consummate the Merger) to the Company:


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         3.1 Organization and Good Standing of UStel and Newco.

                  3.1.1 UStel is a corporation duly organized and in good standing under the laws of the State of Minnesota, has full corporate power and authority to carry on its business as now conducted by it and is entitled to own or lease and operate its properties and assets now owned or leased and operated by it. UStel is duly qualified and in good standing as a foreign corporation in each jurisdiction where the character or location of the assets owned by UStel or the nature of the business transacted by UStel require such qualification, except where failure to be so qualified would not have a "Material Adverse Effect" (as defined in Article XIII). SCHEDULE 3.1.1 hereto includes a list of the jurisdictions in which UStel is qualified to do business.

                  3.1.2 UStel has furnished to the Company complete and correct copies of UStel's Articles of Incorporation and Bylaws as in effect on the date hereof.

                  3.1.3 UStel has heretofore made available to the Company for its examination copies of the minute books and corporate seal of UStel. Said minute books are accurate in all material respects and reflect all resolutions adopted and all material actions expressly authorized or ratified by the shareholders and directors of UStel.

                  3.1.4 Newco is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Newco has not engaged in any business and has no properties or assets.

         3.2 Capitalization.

                  3.2.1 The authorized capital stock of UStel consists of 40,000,000 shares of Common Stock, par value $0.01 per share (the "UStel Common Stock"), of which 2,024,000 shares are issued and outstanding as of the date hereof, and 5,000,000 shares of Preferred Stock, par value $0.01 per share of which 550,000 shares of Series A Preferred Stock and 95,000 shares of Series B Preferred Stock are issued and outstanding as of the date hereof. All such issued and outstanding shares are validly issued, fully paid and nonassessable with the following exceptions: (a) Robert Diener is obligated to pay $25,000 in connection with 5,000 shares of UStel Common Stock issued to him; and (b) Integrated Financial Consultants, Inc. executed a $95,000 Promissory Note in consideration for the issuance of 95,000 shares of Series B Preferred Stock.

                  3.2.2 SCHEDULE 3.2 HERETO lists all options, warrants, subscriptions or other rights outstanding for the purchase of, and all securities convertible into, capital stock of UStel (collectively, the "Rights"), and there are no other understandings, plans, contracts or commitments providing for the issuance of, or the granting of rights to acquire, shares of capital stock of any class of UStel or any securities or other instruments convertible into or exchangeable for shares of capital stock of any class of UStel or rights to acquire the same. No shares of capital stock of UStel are subject to any restriction on transferability, including grants of first refusal, other than restrictions on transfer under applicable federal and state securities laws. UStel is not a party to, and has no knowledge of, any voting agreement, voting trust, or similar agreement or arrangement relating to any class or series of its capital stock, or, except as identified on SCHEDULE 3.2, any agreement or arrangement providing for registration rights with respect to any capital stock or other securities of UStel. No shares of UStel are held as treasury stock.

                  3.2.3 All UStel Shares to be issued pursuant to the Merger, when issued in accordance with this Agreement, will be validly issued, fully paid and nonassessable and will not violate the preemptive rights of any Person.

                  3.2.4 The authorized capital stock of Newco consists of 1,000 shares of Common Stock, no par value, of which 1,000 shares are issued and outstanding and held by UStel as of the date hereof.

         3.3 UStel Subsidiaries.

                  3.3.1 SCHEDULE 3.3 hereto includes a true and complete list of all corporations in which UStel has a material equity interest (each a "UStel Subsidiary" and collectively the "UStel Subsidiaries"), the jurisdiction in which each UStel Subsidiary is incorporated and all shares of capital stock that each UStel Subsidiary has authorized, issued or outstanding, together with the beneficial and record owners of all outstanding shares. Except for UStel's interest in the UStel subsidiaries, neither UStel nor any UStel Subsidiary has any equity interest in any corporation or in any partnership or other non-corporate entity. The shares of capital stock of each UStel Subsidiary have been duly authorized and are validly issued, fully paid and nonassessable. All shares of capital stock of the UStel Subsidiaries owned by UStel and any UStel Subsidiary are listed in SCHEDULE 3.3 and are owned by the UStel or such UStel Subsidiary free and clear of all liens, encumbrances and adverse claims.

                  3.3.2 Each UStel Subsidiary is duly organized and in good standing under the laws of the jurisdiction in which it was incorporated, has full corporate power and authority to carry on its business as now conducted by it and is entitled to own or lease and operate its properties and assets now owned or leased and operated by it. Each UStel Subsidiary is duly qualified and in good standing as a foreign corporation in each jurisdiction where the character or location of the assets owned by it or the nature of the business transacted by it require such qualification, except where failure to be so qualified would not have a Material Adverse Effect. SCHEDULE 3.3 includes a list of the jurisdictions in which each UStel Subsidiary is qualified to do business.

                  3.3.3 UStel has heretofore made available to the Company for its examination copies of the minute books, stock certificate books and corporate seal of each UStel Subsidiary. Said minute books are accurate in all material respects and reflect all resolutions adopted and all material actions expressly authorized or ratified by the shareholders and directors of each such UStel Subsidiary. The stock certificate books reflect all issuances, transfers and cancellation of capital stock of each UStel Subsidiary.

         3.4 Authority; No Conflicts. UStel has all requisite corporate power and authority to enter into this Agreement and the other documents and agreements to be entered into by UStel in connection herewith and to perform its obligations under this Agreement and all such other documents and agreements. The execution and delivery of this Agreement by UStel and the consummation of the transactions contemplated thereby have been duly authorized by the Board of Directors of UStel, and the execution and delivery of the Merger Agreements by Newco and the consummation of the transactions contemplated thereby have been duly authorized by the Board of Directors of Newco and by UStel in its stockholder capacity. This Agreement has been duly executed and delivered by UStel and Newco and, when this Agreement and the Merger have been approved by the shareholders of UStel, no further corporate action will be necessary on the part of UStel or Newco to make this Agreement valid and binding upon UStel and Newco in accordance with its terms, subject to the "Bankruptcy Exception," as defined in Article XIII. The Board of Directors of UStel has authorized its management to solicit its shareholders to authorize and approve this Agreement and the Merger on or before December 31, 1996. The execution, delivery and performance of this Agreement by UStel and Newco (a) do not violate or conflict with the Articles of Incorporation or By-Laws of UStel or Newco, (b) will not result in a violation or breach of any term or provision or constitute a default or give any party a right to accelerate the due date of any indebtedness under, or, except as set forth in SCHEDULE 3.4, result in the loss of any material benefit of, any indenture, mortgage, deed of trust or other material contract or agreement to which UStel, any UStel Subsidiary, or any of them, are parties or by which UStel, any UStel Subsidiary, or any of them, are bound, including, but not limited to, any agreement pursuant to which UStel leases lines from any long-distance carrier (the "UStel Telecommunications Contracts"), (c) do not result in the creation or imposition of any Lien on any of the property or assets of UStel or any of the UStel Subsidiaries, and (d) do not violate any law, statute, ordinance, regulation, judgment, writ, injunction, rule, decree, order or other restriction of any kind to which UStel, Newco or any of the UStel Subsidiaries or the property or assets of UStel or any of the UStel Subsidiaries are subject other than violations that would not materially and adversely effect the ability of UStel or Newco to consummate the transactions contemplated by this Agreement or result in any material limitation on the ability of UStel or any of the UStel Subsidiaries to operate its business in the manner heretofore operated.

         3.5 UStel Reports. UStel has delivered to the Company copies of (a) UStel's Final Prospectus dated June 22, 1994, (b) UStel's Registration Statement on Form 8-A dated June 23, 1994, (c) UStel's Annual Reports on Form 10-K for the years ended December 31, 1994 and 1995 and (d) UStel's Quarterly Reports on Form 10-Q for each quarter (other than its last quarter of each fiscal year) since June 23, 1994. All of said documents are called the "UStel Reports" herein and constitute all filings required to be made by UStel with the Securities and Exchange Commission (the "Commission"). The UStel Reports have been duly and timely filed with the Commission and are in compliance with the Rules and Regulations. As of their respective dates, none of the UStel Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         3.6 UStel Financial Statements.

                  3.6.1 The financial statements contained in the UStel Reports (the "UStel Financial Statements") have been prepared in accordance with the books and records of UStel and the UStel Subsidiaries and, except as set forth in SCHEDULE 3.6.1, in accordance with "GAAP" (as defined in Article XIII), all as more particularly set forth in such financial statements and the Notes thereto. Each of the balance sheets included in the UStel Financial Statements presents fairly, as of its date, the consolidated financial condition and assets and liabilities of UStel and the UStel Subsidiaries. Except as and to the extent reflected or reserved against in such balance sheets (including the Notes thereto), UStel (including the UStel Subsidiaries) did not have, as of the dates of such balance sheets, any material liabilities or obligations (absolute or contingent) of a nature customarily reflected in a balance sheet or the notes thereto prepared in accordance with GAAP. The consolidated statements of earnings and stockholders' equity and consolidated statements of changes in financial position included in the UStel Financial Statements present fairly the results of operations, stockholders' equity and changes in financial position of UStel and the UStel Subsidiaries for the periods indicated.

                  3.6.2 Neither UStel nor any of the UStel Subsidiaries has any liability or obligation that could have a Material Adverse Effect, whether accrued, absolute, contingent or otherwise, except as set forth in the UStel Financial Statements. To the extent that the existence of such a liability or obligation is disclosed in the UStel Financial Statements or elsewhere in this Agreement and the financial effect of such liability or obligation is not stated or is greater than that stated, UStel will be held to have represented and warranted that such liability or obligation has no Material Adverse Effect, except to the extent so stated.

         3.7 Accuracy of Securities Documents. None of the information contained in "Proxy Materials", "Filings" or "Disclosure Materials," (as such terms are defined in Sections 4.8 and 4.9 below) will, as of the date that such Proxy Materials or Disclosure Materials are delivered or such Filings are filed, or at the time of the meeting of the shareholders of UStel to be held for approval of the Merger, contain or will contain any untrue statement of a material fact or omit or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances under which they were made, not misleading. The Proxy Materials will comply, in all material respects, as to form with the provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Rules and Regulations thereunder. The Disclosure Materials and the Filings will comply, in all material respects, as to form with the provisions of the Securities Act of 1933, as amended (the "Securities Act"), and any applicable Blue Sky or securities laws of the various states.

         3.8 Properties. UStel and the UStel Subsidiaries have, and on the Closing Date will have, good title to the assets and properties shown in the UStel Financial Statements or acquired since the date of the latest balance sheet included therein, except as since sold or otherwise disposed of in the ordinary course of business. At the Closing, such title will be free and clear of all liens, charges, security interests, encumbrances, leases, covenants, conditions, mortgage, pledge, claim and restrictions (collectively, "Liens") other than "Permitted Liens" as defined in Article XIII or except as set forth in SCHEDULE 3.8 attached hereto. The plants, structures, leasehold improvements, machinery, equipment, furniture and other tangible assets owned or leased by UStel and the UStel Subsidiaries are in good operating condition and repair, subject only to ordinary wear and tear, taking into account the respective ages of the assets involved, and constitute all the fixed tangible assets necessary for the operation of the business of UStel and the UStel Subsidiaries in accordance with their current methods of operation in all material respects.

         3.9 Contracts.

                  3.9.1 SCHEDULE 3.9 includes a listing of all oral or written
(a) contracts, commitments, sales orders or purchase orders, whether or not entered into in the ordinary course of business, which involve future payments, performance of services or delivery of goods and/or materials, to or by UStel or any UStel Subsidiary of an amount or value in excess of $20,000; (b) bonus, incentive compensation, pension, profit sharing, stock option, group insurance, medical reimbursement or employee welfare or benefit plans of any nature whatsoever; (c) leases, contracts or commitments affecting ownership of, title to, use of or any material interest in real estate; (d) employment contracts and other contracts, agreements, or commitments to or with individual employees, officers, consultants or agents extending for a period of more than thirty days from the date hereof or providing for earlier termination only upon payment of a penalty or the equivalent thereof; (e) equipment leases providing (in any one lease or group of related leases) for payments in excess of $20,000 per year;
(f) contracts under which the performance of any obligation of UStel or any UStel Subsidiary is guaranteed by a shareholder of UStel or other third party, including performance bonding arrangements; (g) contracts or commitments providing for payments based in any manner upon the revenues, purchases or profits of UStel or any UStel Subsidiary; (h) bank credit, factoring and loan agreements, indentures, promissory notes and other documents representing indebtedness for borrowed money; (i) patent licensing agreements and all other agreements with respect to patents, patent applications, trademarks, service marks, trade names, technical assistance, special processes, know-how, copyright or other like items; (j) UStel Telecommunications Contracts; and (k) other contracts and agreements to which UStel or any UStel Subsidiary is a party and which have not been fully performed, involving consideration having a value in excess of $20,000 or having a value in excess of $10,000 and a remaining period for performance in excess of six months (all such items being collectively referred to herein as "Material Contracts"). UStel has furnished to the Company true and complete copies of all such Material Contracts.

                  3.9.2 All Material Contracts are valid and binding obligations of UStel or UStel Subsidiaries that are party thereto and, to the best of the "knowledge of UStel", as defined in Article XIII, of the other parties thereto in accordance with their respective terms, subject to the Bankruptcy Exception; there have been no amendments to or modifications to any Material Contract (except as set forth in the copies furnished to the Company); no event has occurred which is, or, following any grace period or required notice, would become a material default by UStel or any UStel Subsidiary under the terms of any Material Contract; except to the extent specifically reserved against on the latest balance sheet included in UStel Financial Statements, neither UStel nor any UStel Subsidiary is a party to any contract on which it anticipates expenses materially in excess of revenues or which is otherwise onerous or materially adverse; and neither UStel nor any UStel Subsidiary has expressly waived any material rights under any Material Contract.

         3.10 Absence of Undisclosed Liabilities. Except for liabilities and obligations reflected on the latest balance sheet included in UStel Financial Statements, or as set forth in SCHEDULE 3.10 hereto, or arising in the ordinary course of business since the date of such balance sheet, none of which latter items, individually or in the aggregate, have a Materially Adverse Effect: (a) UStel and the UStel Subsidiaries do not have, and none of their properties are subject to, any debts, liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, which are of a type normally shown or reflected on financial statements prepared in a manner consistent with GAAP; and (b) to the best knowledge of UStel and the UStel Subsidiaries do not have, and none of their properties are subject to, any material debts, liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, whether or not of a type normally shown or reflected on financial statements prepared in a manner consistent with GAAP. Neither UStel nor any UStel Subsidiary is in default with respect to any material term or condition of any indebtedness.

         3.11 No Litigation. Except as identified on SCHEDULE 3.11 attached hereto, there are no actions, suits or proceedings (whether or not purportedly on behalf of UStel or any UStel Subsidiary) pending or, to the knowledge of UStel, threatened against or affecting UStel or any UStel Subsidiary, at law or in equity or before or by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. Neither UStel nor any UStel Subsidiary is in default with respect to any judgment, order, writ, injunction, decree, award of any court, arbitrator, governmental department, commission, bureau, board, agency or instrumentality.

         3.12 Environmental Matters.

                  3.12.1 Neither UStel or any UStel Subsidiary nor, to the best of the knowledge of UStel, any previous owner, lessee, tenant, occupant or user of any real property owned or leased on or prior to the date hereof by UStel or any UStel Subsidiary (such real property and any and all buildings and other improvements thereon being herein referred to as the "Property") used, generated, manufactured, treated, handled, refined, processed, released, discharged, stored or disposed of any "Hazardous Materials" (as defined in Article XIII) on, under, in or about the Property, or transported any Hazardous Materials to or from the Property in violation of any Hazardous Materials Laws (as defined in Article
XIII). To the best of the knowledge of UStel, no underground tanks or underground deposits or Hazardous Materials the existence of which would have a Material Adverse Effect existed on, under, in or about any Property previously owned or leased by UStel or any UStel Subsidiary on or prior to the date that fee or leasehold title to such Property was transferred to a third party by UStel or any UStel Subsidiary. To the best of the knowledge of UStel, no underground tanks or underground deposits or Hazardous Materials the existence of which would have a Material Adverse Effect exist on, under, in or about any Property that is currently owned or leased by UStel or any UStel Subsidiary.

                  3.12.2 While any Property was owned or leased by UStel or any UStel Subsidiary, it did not violate to an extent that would have a Material Adverse Effect any applicable federal, state and local laws, ordinances or regulations, now or previously in effect, relating to environmental conditions, industrial hygiene or Hazardous Materials on, under, in or about such Property (including without limitation the Hazardous Materials Laws).

                  3.12.3 As of the date hereof, to the best of the knowledge of UStel, there are no (a) enforcement, clean-up, removal, mitigation or other governmental or regulatory actions instituted, contemplated or threatened pursuant to any Hazardous Materials Laws against UStel or any UStel Subsidiary, or any Property presently owned or leased by UStel or any UStel Subsidiary, (b) claims made or threatened by any person or governmental body relating to the Property against UStel or any UStel Subsidiary or any Property presently owned or leased by UStel or any UStel Subsidiary or relating to damage, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Materials or (c) any occurrence or condition known to UStel on any Property that is currently owned or leased by UStel or any UStel Subsidiary that can reasonably be expected to subject UStel, any UStel Subsidiary or such Property to any material restrictions on occupancy, transferability or use of any Property under any Hazardous Materials Laws. SCHEDULE 3.12 hereto includes a list of all complaints, notices of violation and claims relating to Hazardous Materials Laws which, to the knowledge of UStel, have been received by or asserted against UStel or any of the UStel Subsidiaries.

         3.13 Taxes.

                  3.13.1 UStel and the UStel Subsidiaries have each filed all income, franchise and other "Tax Returns" (as defined in Article XIII) required to be filed by it by the date hereof. All "Taxes" (as defined in Article XIII) imposed by the United States, the State of Minnesota and by any other state, municipality, subdivision, or other taxing authority, which are due and payable by UStel and any UStel Subsidiary have been paid in full or are adequately provided for by reserves reflected on the latest balance sheet included in the UStel Financial Statements.

                  3.13.2 All contributions due from UStel and the UStel Subsidiaries pursuant to any unemployment insurance or workers compensation laws and all sales or use Taxes which are due or payable by UStel and the UStel Subsidiaries have been paid in full and will be so paid through the Closing Date. UStel and each UStel Subsidiary have withheld and paid to, or will cause to be paid to, the appropriate taxing authorities all amounts required to be withheld from the wages of their employees under state law and the applicable provisions of the Code, and UStel and UStel Subsidiaries will continue to do so with respect to all wages paid by them through the Closing Date.

                  3.13.3 UStel has furnished to the Company true and complete copies of the federal income Tax Returns and comparable state Tax Returns of UStel and the UStel Subsidiaries covering the last three (3) full fiscal years of UStel and constituting complete and accurate representations in all material respects of the Tax liabilities of UStel and the UStel Subsidiaries for the relevant periods stated therein and accurately setting forth all relevant material items, including the Tax bases of all assets, where required to be set forth in such Tax Returns.

                  3.13.4 Further, (a) there are no Liens for Taxes due and payable upon any assets of UStel or of any of the UStel Subsidiaries; (b)
SCHEDULE 3.13 contains a complete and accurate list of all Tax Returns in respect to UStel and the Ustel Subsidiaries that have been, or, to the best of the knowledge of UStel, are being or are proposed to be audited by the IRS or any state, local or foreign governmental agency charged with administering tax laws and with respect to which the statue of limitations has not expired or has been extended, and, except as completely and accurately set forth in SCHEDULE 3.13, all adjustments currently pending in such audits have been reflected in the UStel Financial Statements; (c) except as completely and accurately set forth in SCHEDULE 3.13, there is no action, suit, proceeding, investigation, audit or claim pending, or, to the knowledge of UStel, proposed against or with respect to UStel or any of the UStel Subsidiaries in respect of any Taxes; (d) none of the Tax Returns filed by or on behalf of UStel or any of the UStel Subsidiaries contains a disclosure statement under Section 6662 of the Code (or
Section 6661 of the Code for Tax Returns the due date for which, not including extensions, was prior to January 1, 1990), or any comparable provision of state, local or foreign law; (e) UStel and the UStel Subsidiaries have made timely payment to the proper governmental authorities of all Taxes required to be withheld from wages paid to their employees; (f) no deficiencies for any Taxes of UStel or any of the UStel Subsidiaries have been claimed or proposed by any governmental authority (whether orally or in writing, definitively or tentatively); (g) no requests for waivers of the time to assess any deficiency for any material amount of Taxes are pending with respect to UStel or any of the UStel Subsidiaries; and (h) except as completely and accurately set forth in
SCHEDULE 3.13, there are no pending or, to the knowledge of UStel, threatened Tax audits, investigations or claims with respect to UStel or any of the UStel Subsidiaries for or relating to (A) the assessment or collection of Taxes or (B) a claim for refund made with respect to Taxes previously paid, and there are no matters under discussion or dispute with any governmental authorities with respect to Taxes that are likely to result in a further liability for Taxes; (i) except as provided in SCHEDULE 3.13, no extension of time has been requested or granted with respect to the Tax Returns of UStel or any of the UStel Subsidiaries which will extend the due date for such Tax Returns beyond the Closing Date; (j) the consummation of this Agreement and the other transactions contemplated in connection therewith will not result in any "excess parachute payments" within the meaning of Section 280G of the Code; (k) except as completely and accurately set forth in SCHEDULE 3.13, neither UStel nor any of the UStel Subsidiaries is required to include in income any adjustment pursuant to Section 481(a) of the Code (or similar provisions of other laws or regulations) by reason of a change in accounting method, and the IRS (or other taxing authority) has not proposed, and, to the knowledge of UStel, is not considering proposing, any such change in accounting method; and (l) neither UStel nor any of the UStel Subsidiaries has consented to the application of Section 341(f) of the Code.

         3.14 Permits and Licenses. UStel and the UStel Subsidiaries have all licenses, franchises, permits and other governmental authorizations that are legally required to enable them to conduct their businesses in all material respects as conducted on the date hereof, and UStel and the UStel Subsidiaries are in compliance in all material respects with all applicable federal, state and local laws, rules, regulations and orders relating to their businesses, except where failure to have any such license, franchise, permit or authorization or failure to comply with any such laws, rules, regulations and orders would not have a Material Adverse Effect. The execution and performance of this Agreement and the consummation of the transactions contemplated hereby will not violate any provision of or constitute a default under any law, rule or regulation, order, writ, injunction or decree of any court or other "Governmental Authority" (as defined in Article XIII) applicable to UStel or any UStel Subsidiary, where such violation or default would have a Material Adverse Effect. No fact, error or omission relevant to any such franchise, license, permit, certificate or other authorization exists that would permit the revocation or withdrawal thereof. To the knowledge of UStel, UStel and each of the UStel Subsidiaries will continue to have the use and benefit thereof and the rights granted thereby pursuant to their terms after the transactions contemplated hereby have occurred. Set forth in SCHEDULE 3.14 is a complete and accurate list of all certificates of public convenience and the corresponding jurisdiction held by UStel or any of the UStel Subsidiaries, and no proceedings for the revocation of such certificates of such public convenience have been instituted or, to the knowledge of UStel, have been threatened by any Governmental Authority.

         3.15 No Labor Problems. There is no collective bargaining agreement or other labor agreement to which UStel or any of the UStel Subsidiaries is a party or by which it is bound. No labor union or organization has been certified or recognized as a representative of any employees of UStel or any of the UStel Subsidiaries. There are no current or, to the knowledge of UStel, threatened organizational activities or demands for recognition by a labor organization seeking to represent employees of UStel or any of the UStel Subsidiaries, labor strike, material arbitration or material labor grievance of difficulty and to the knowledge of UStel, no such activities have occurred during the past 24 months. Neither UStel nor any UStel Subsidiary has been charged with any unresolved unfair labor practices. There are no material controversies pending or threatened between UStel or the UStel Subsidiaries and any of their employees. UStel and each UStel Subsidiary have complied in all material respects with all laws relating to wages, hours, collective bargaining and similar employment matters the noncompliance with which would have a Material Adverse Effect, and UStel and the UStel Subsidiaries have paid all social security and similar Taxes that are due and payable and are not liable for any arrears or wages or any Taxes or material penalties for failure to comply with any of the foregoing.

         3.16 Affiliate Transactions. Except as completely and accurately set forth in SCHEDULE 3.16, there is no transaction, and no transaction is now proposed, to which UStel or any of the UStel Subsidiaries is or is to be a party in which any Person who is currently or within the past twelve months has been a director or officer or other Affiliate of UStel or any of the UStel Subsidiaries has a direct or indirect interest.

         3.17     Employee Benefit Plans.

                  3.17.1 Definition of Benefit Plans. For purposes of this
Section 3.17, the term "Benefit Plan" means any plan, program, arrangement, practice or contract which provides benefits or compensation to or on behalf of employees or former employees of UStel or any UStel Subsidiary or any "ERISA Affiliate" (as hereinafter defined), whether formal or informal, whether or not written, including but not limited to the following:

                           (a) Arrangements - any bonus, incentive compensation,
stock option, deferred compensation, commission, severance, golden parachute or other compensation plan, rabbi trust, program, contract, arrangement or practice;

                           (b) ERISA Plans - any "employee benefit plan" (as
defined in Section 3(3) of the Employment Retirement Income Securities Act of 1974, as amended, hereinafter referred to as "ERISA"), including, but not limited to, any multi-employer plan (as defined in Section 3(37) and Section 4001(a)(3) of ERISA), defined benefit pension plan, profit sharing plan, money purchase pension plan, 401(k) plan, savings or thrift plan, stock bonus plan, employee stock ownership plan, or any plan, fund, program, arrangement or practice providing for medical (including post-retirement medical), hospitalization, accident, sickness, disability, or life insurance benefits; and

                           (c) Other Employee Fringe Benefits - any stock
purchase, vacation, scholarship, day care, prepaid legal services, severance pay or other fringe benefit plan, program, arrangement, contract or practice.

                  3.17.2 ERISA Affiliate. For purposes of this Section 3.17, the term "ERISA Affiliate" means each trade or business (whether or not incorporated) which together with UStel or any UStel Subsidiary is treated as single employer under Section 414(b), (c), (m) or (o) of the Code.

                  3.17.3 Identification of Benefit Plans. Except as set forth in
SCHEDULE 3.17 hereto and except for Benefit Plans which have been terminated and with respect to which neither UStel nor any UStel Subsidiary nor any ERISA Affiliate has any liability or obligation, neither UStel nor any UStel Subsidiary nor any ERISA Affiliate maintains, or has at any time established or maintained, or has at any time been obligated to make contributions to or under or otherwise participate in, any Benefit Plan.

                  3.17.4 MEPPA Liability/Post-Retirement Medical Benefits/ Defined Benefit Plans/Supplemental Retirement Plans. Except as set forth in
SCHEDULE 3.17 hereto, neither UStel or any UStel Subsidiary nor any ERISA Affiliate maintains, or has at any time established or maintained, or has at any time been obligated to make contributions to or under any multi-employer plan (as defined in Section 3(37) and Section 4001(a)(3) of ERISA). Neither UStel nor any UStel Subsidiary maintains, or has at any time established or maintained, or has at any time been obligated to make contributions to or under (i) any plan which provides post-retirement medical or health benefits, (ii) any organization described in Sections 501(c)(9) or 501(c)(20) of the Code, (iii) any defined benefit pension plan subject to Title IV of ERISA or (iv) any plan which provides retirement benefits in excess of the limitations of Section 415 of the Code.

                  3.17.5 Documentation. UStel has made available to the Company a true and complete copy of the following documents, if applicable, with respect to each Benefit Plan identified in SCHEDULE 3.17 hereto: (1) all documents, including any insurance contracts and trust agreements, setting forth the terms of the Benefit Plan, or if there are no such documents evidencing the Benefit Plan, a full description of the Benefit Plan, (2) the ERISA summary plan description and any other summary of plan provisions provided to participants or beneficiaries for each such Benefit Plan, (3) the annual reports filed for the most recent three plan years and most recent financial statements or periodic accounting of related plan assets with respect to each Benefit Plan, (4) each favorable determination letter, opinion or ruling from the IRS for each Benefit Plan which is intended to satisfy the requirements of Section 401(a) or Section 501 of the Code or which is dependent on such letter, ruling or opinion to avoid current federal come tax to the beneficiaries of such Benefit Plan, and in (5) each opinion or ruling from the Department of Labor or the Pension Benefit Guaranty Corporation ("PBGC") with respect to such Benefit Plans.

                  3.17.6 Qualified Status. Each Benefit Plan that is funded through a trust or insurance contract and is intended to satisfy the requirements of Section 401(a) of the Code, has received a favorable determination letter from the Internal Revenue Service, has at all times satisfied in all material respects, by its terms and to UStel's knowledge in its operation, all applicable requirements under Section 401(a) and related sections of the Code, and any such trust has been and shall be exempt from federal income taxation under Section 501(a) of the Code.

                  3.17.7 Compliance. Each Benefit Plan maintained by UStel or any UStel Subsidiary or ERISA Affiliate has at all times been maintained, to UStel's knowledge, by its terms and in operation, in accordance with all applicable laws in all material respects, including (to the extent applicable) Code Section 4980B. Further, there has been no failure to comply with applicable ERISA or other requirements concerning the filing of reports, documents and notices with the

Secretary of Labor and Secretary of Treasury or the furnishing of such documents to participants or beneficiaries that could subject any Benefit Plan, UStel, any UStel Subsidiary or any ERISA Affiliate to any material civil or any criminal sanction or could require any such person to indemnify any other person for such a sanction. There are no claims known to UStel which are pending or threatened against any Benefit Plan except claims for benefits made in the ordinary course of the operation of such plans.

                  3.17.8 Funding. UStel and each UStel Subsidiary and ERISA Affiliate has made full and timely payment of all amounts required to be contributed under the terms of each Benefit Plan and applicable law or required to be paid as expenses under such Benefit Plan including, but not limited to, PBGC premiums and amounts required to be contributed under Section 412 of the Code, and no excise taxes are assessable as a result of any nondeductible or other contributions made or not made to a Benefit Plan. To the knowledge of UStel, the most recent actuarial valuations were based on accurate facts and information, and UStel has no reason to believe that the conclusions set forth in such valuations are incorrect. Since September 2, 1974, no Benefit Plan has been completely or partially terminated, nor has any notice of intent to terminate been filed or given, other than in accordance with ERISA or at a time when such Benefit Plan was not sufficiently funded.

                  3.17.9 Liabilities. Neither UStel nor any UStel Subsidiary nor any ERISA Affiliate is subject to any material liability, Tax or penalty whatsoever to any person whomsoever as a result of engaging in a prohibited transaction under ERISA or the Code, and neither UStel nor any UStel Subsidiary nor any ERISA Affiliate has any knowledge of any circumstances which reasonably might result in any material liability, Tax or penalty, including, but not limited to, a penalty under Section 502 of ERISA, as a result of a breach of any duty under ERISA or any other applicable law. Other than routine claims for benefits under the Benefit Plans, there are no pending or threatened investigations, proceedings, claims, lawsuits, disputes, actions, audits or controversies involving the Benefit Plans, or the fiduciaries, administrators, or trustees of any of the Benefit Plans, or UStel, any UStel Subsidiary or any ERISA Affiliate as the employer or sponsor under any Benefit Plan, with any of the Internal Revenue Service, Department of Labor, PBGC, any participant in or beneficiary of the Benefit Plans or any other person whatsoever. UStel knows of no reasonable basis for any such claim, lawsuit, dispute, action or controversy. Except as set forth in SCHEDULE 3.17 hereto, the execution and performance of the transactions contemplated by this Agreement will not create, accelerate or increase any obligations under any Benefit Plan, including any obligation to make any payment which would not be deductible as an "excess parachute payment" under Section 280G of the Code.

                  3.17.10 Amendment/New Plans. Prior to the Closing Date, no amendment shall be made to any Benefit Plan, no commitment shall be made to amend any Benefit Plan and no commitment shall be made to continue any Benefit Plan or to adopt any new compensatory plan, fund or program for the benefit of any employees of UStel, any UStel Subsidiary or any ERISA Affiliate without the express written consent of the Company.

         3.18 Insurance. UStel has furnished to the Company a complete list of all insurance policies (the "Existing Policies") that UStel and UStel Subsidiaries maintain, indicating risks insured against, carrier, policy number, amount of coverage, premiums and expiration date. There was not and will not be prior to the Closing any material inaccuracy in any application for any such insurance coverage. UStel and each of the UStel Subsidiaries are and will be as of the Closing in material compliance with all conditions contained in each Existing Policy. All premiums required to be paid for insurance coverage under all of the Existing Policies have been paid or accrued. UStel and each of the UStel Subsidiaries will maintain through the Closing Date all insurance coverage available under the Existing Policies.

         3.19 Interest in Competitors, Suppliers, etc. Except as set forth on
SCHEDULE 3.19 and except for ownership of shares of capital stock of any corporation which do not aggregate more than 3% of the outstanding shares of that class of capital stock, neither any officer or director of UStel nor any Family Member (as defined in Article XIII) of any such Person owns, directly or indirectly, individually or collectively, any interest in any corporation, partnership, proprietorship, firm or association which (a) is a competitor, customer or supplier of UStel or any UStel Subsidiary, or (b) has an existing contractual relationship with UStel or any UStel Subsidiary, including but not limited to lessors of real or personal property leased to UStel or any UStel Subsidiary and entities against whom rights or options are exercisable by UStel or any UStel Subsidiary.

         3.20 Indebtedness with Insiders. Except as set forth on SCHEDULE 3.20 and except for accrued salaries for one payroll period, vacation pay and business expense reimbursements, neither UStel nor any UStel Subsidiary is, and, on the Closing Date, neither UStel nor any UStel Subsidiary will be, indebted to any of the shareholders, directors or officers of UStel or any Affiliate of any such person. Except as set forth on SCHEDULE 3.20, none of such persons is or will be on the Closing Date indebted to UStel or any UStel Subsidiary.

         3.21 Consents. No authorizations, approvals or consents of any governmental department, commission, bureau, agency or other public body or authority are required for consummation by UStel and the UStel Subsidiaries of the transactions contemplated by this Agreement, except such registrations or qualifications as may be required under the federal or state securities or Blue Sky laws relating to the UStel Shares.

         3.22 Patents, Trademarks and Other Intangibles. SCHEDULE 3.22 includes a list of all patents, patent applications, trade names, trademark registrations and applications therefor, copyrights, licenses, franchises and other assets of like kind ("Intangible Assets") and all interests in Intangible Assets which are owned in whole or in part by or registered in the name of UStel or any UStel Subsidiary. UStel and UStel Subsidiaries own or have the right to use all Intangible Assets now used in the conduct of their businesses. Neither UStel nor any UStel Subsidiary is obligated to pay any royalty or other fee to any licensor or other third party with respect to any Intangible Assets. UStel has no knowledge of any claim received by UStel or by any UStel Subsidiary alleging any conflict between any aspect of the business of UStel and UStel Subsidiaries and any Intangible Assets claimed to be owned by others which, if determined adversely to UStel or UStel Subsidiary, would have a Material Adverse Effect. No officer or director of UStel, and no person or entity that is an Affiliate of any such Person, has any interest in any Intangible Assets which are presently used by UStel or any UStel Subsidiary or which infringe upon, conflict with or relate to improvements or modifications of any Intangible Assets presently used by UStel or any UStel Subsidiary. No licenses, sublicenses, covenants or agreements have been granted or entered into by UStel or any of the UStel Subsidiaries in respect of such Intangible Assets except as noted on SCHEDULE
3.22. The consummation of the transactions contemplated by this Agreement will not result in the loss of any Intangible Assets listed in SCHEDULE 3.22.

         3.23 Purchases and Sales. Since March 31, 1996, neither UStel nor any UStel Subsidiary has placed any orders for materials, merchandise or supplies in exceptional or unusual quantities based upon past operating practices or has entered into contracts with customers under conditions relating to price, terms of payment, time of performance or like matters materially different from the conditions regularly and usually specified in contracts for similar engagements from customers similarly situated.

         3.24 Brokerage and Finder's Fees. Neither UStel nor any of its Affiliates has incurred any liability to any broker, finder or agent for any brokerage fees, finder's fees or commissions with respect to the transactions contemplated by this Agreement.

         3.25 Absence of Certain Changes. Since March 31, 1996, UStel and the UStel Subsidiaries, taken as a whole, have conducted their business in the ordinary course, in a good manner and consistent with the standards of a reasonably prudent telecommunications service provider, have paid all of their respective trade and other payables and debt in full as such have become due, and have maintained their assets and properties in good order and condition (normal wear and tear excepted) and as is necessary to continue so to conduct its business and, except as set forth on SCHEDULE 3.25 have not:

                  3.25.1 suffered any Material Adverse Effect;

                  3.25.2 borrowed or agreed to borrow any funds except borrowings under their bank lines of credit in the ordinary course of business, or incurred or become subject to any obligation or liability (absolute or contingent), except obligations and liabilities incurred in the ordinary course of business consistent with past practice;

                  3.25.3 mortgaged, pledged, hypothecated or otherwise encumbered any of their properties or assets except for Permitted Liens;

                  3.25.4 made or agreed to make any distribution of any funds or assets of any kind whatsoever, or any loan or extension of credit or security to or on behalf of, to any past or present shareholder of UStel or any Affiliate of any such Person, whether by way of dividend, redemption or purchase of capital stock, or any other type of distribution on or with respect to its capital stock, whether or not similar to the foregoing;

                  3.25.5 made any payment of principal or interest on any indebtedness owed to any past or present shareholder of UStel or any Affiliate of any such Person;

                  3.25.6 sold or agreed to sell any of their assets, properties or rights or canceled or agreed to cancel any debts or claims, except for fair value in the ordinary course of business and consistent with past practice;

                  3.25.7 entered or agreed to enter into any agreement or arrangement granting any preferential right to purchase a material part of their assets, properties or rights;

                  3.25.8 increased the rate of compensation of or paid or accrued bonuses to or for any of their officers, employees, consultants or agents, except for normal merit or cost of living increases;

                  3.25.9 suffered any damage, destruction or loss, whether or not covered by insurance, which could have a Material Adverse Effect;

                  3.25.10 assigned or agreed to assign any of their Intangible Assets;

                  3.25.11 suffered any adverse amendment or termination of any Material Contract (or any contract that would have been a Material Contract if not amended or terminated) to which any of them is a party;

                  3.25.12 paid any commissions or similar fees to brokers or finders for arranging the transactions contemplated by this Agreement or any similar proposed transaction with any other party;

                  3.25.13 entered into any other material transaction other than in the ordinary course of business;

                  3.25.14 discharged or satisfied any lien, or paid or satisfied any obligation or liability (accrued, absolute, contingent or otherwise), other than in the ordinary course of business and consistent with past practice;

                  3.25.15 made or authorized any capital expenditure for additions to facilities or equipment of UStel or of any of the UStel Subsidiaries;

                  3.25.16 split, combined, reclassified, issued, sold, offered to sell, transferred, pledged, encumbered or delivered or agreed to issue, sell, offer for sale or transfer, pledge, encumber or deliver any stock, bond, debenture or other security or interest of UStel or of any of the UStel Subsidiaries or any right of any kind to acquire any stock, bond, debenture or other security of UStel or of any of the UStel Subsidiaries;

                  3.25.17 experienced any material adverse change in the business, assets, prospects, financial condition or results of operations of UStel and the UStel Subsidiaries taken as a whole;

                  3.25.18 except for changes, if any, contemplated by this Agreement or required by GAAP and reflected in the UStel Financial Statements, made any change in accounting methods or practices; or

                  3.25.19 entered into any agreement, commitment or understanding, whether in writing or otherwise, except as contemplated by this Agreement, with respect to any of the foregoing.

         3.26 Compliance with Laws. Each of UStel and the UStel Subsidiaries:
(a) is in compliance with all laws, regulations, reporting and licensing requirements, and orders applicable to its business or employees conducting its business; (b) has received no notification or communication from any agency or department of any federal, state, local or foreign Governmental Authority or the staff thereof (i) asserting that UStel or any of the UStel Subsidiaries is not in compliance with any of the statutes, regulations or ordinances which such Governmental Authority enforces, or (ii) threatening to revoke any license, franchise, permit, or governmental authorization; and (c) is not a party to any written order, decree, agreement or memorandum of understanding with, or a commitment letter or similar submission to, or a recipient of any extraordinary supervisory letter from, any federal or state Governmental Authority which restricts in any material respect the conduct of business of UStel or any of UStel Subsidiaries; and neither UStel nor any of the UStel Subsidiaries has been advised by any such regulatory Governmental Authority that such authority is contemplating issuing or requesting any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission.

         3.27 No Material Misstatements or Omissions. No representation or warranty by UStel or Newco in this Agreement, and no document, statement, certificate, exhibit or schedule furnished or to be furnished to the Company pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements or facts stated therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE IV.

                  ADDITIONAL OBLIGATIONS AND COVENANTS OF USTEL

         UStel hereby covenants and agrees with the Company as follows (the fulfillment of each such covenant and agreement being a condition precedent to the Company's obligations to consummate the Merger):

         4.1 Conduct of Business. Between the date hereof and the Closing Date:

                  4.1.1 The business of UStel and the UStel Subsidiaries, taken as a whole, shall be conducted diligently and only in the ordinary course, and UStel will use reasonable efforts to preserve the organization of UStel and the UStel Subsidiaries intact, to keep available to UStel and the UStel Subsidiaries their present key employees and to maintain the relationships of UStel and the UStel Subsidiaries with their suppliers, customers and others. UStel and the UStel Subsidiaries will not, without the Company's prior written approval, increase the rate of compensation payable or to become payable to, or make or agree to any bonus or retirement or similar benefit or arrangement with, any of their officers, employees, consultants or agents over the rate being paid to them at the date hereof, except for normal merit or cost of living increases to employees other than officers of UStel.

                  4.1.2 UStel and the UStel Subsidiaries will not, without the Company's prior written approval, enter into, terminate, amend or modify any Material Contract other than in the ordinary course of business or enter into contracts with customers under conditions relating to price, terms of payment, time of performance or like matters materially different from the conditions regularly and usually specified in contracts for similar engagements from customers similarly situated.

                  4.1.3 UStel and the UStel Subsidiaries will not, without the Company's prior written approval, sell or dispose of any of their material properties or assets except for sales at fair value in the ordinary course of business.

                  4.1.4 UStel and the UStel Subsidiaries will not, without the Company's prior written approval, acquire or enter into any agreement to acquire, by merger, consolidation, purchase of stock or assets or otherwise, any business or entity, or enter into any joint venture, partnership or similar arrangement.

                  4.1.5 UStel and the UStel Subsidiaries will use reasonable diligence to maintain their properties in their condition as of the date of this Agreement, ordinary wear and tear excepted.

                  4.1.6 UStel and the UStel Subsidiaries will continue to carry their Existing Policies subject only to variations in amounts required by the ordinary operations of its business.

                  4.1.7 UStel shall, and shall cause the UStel Subsidiaries to, comply with all legal and regulatory requirements applicable to it and to the conduct of their respective businesses.

                  4.1.8 UStel shall not, and shall not permit any of the UStel Subsidiaries to, take any action that would, or that reasonably could be expected to, result in any of the representations and warranties set forth in this Agreement becoming untrue or any of the conditions to the Closing set forth in Articles VII, VIII or IX not being satisfied. UStel promptly shall advise the Company orally and in writing of any change or event having, or which could have, a Material Adverse Effect.

         4.2 Access and Information. UStel will afford to the Company and the Company's counsel, accountants and other representatives reasonable access, throughout the period from the date hereof to the Closing Date, to all of UStel's properties, books, contracts, commitments, and records and shall furnish the Company during such period with all information that the Company reasonably may request, including copies and/or extracts of pertinent records, documents and contracts. UStel agrees that all information, documents and details concerning the business of the Company which UStel or any of its directors, officers, employees, agents or Affiliates has heretofore received, or which any of such Persons receives between the date of this Agreement and the Closing, are strictly confidential and agrees that it will not, nor will it allow any of its officers, directors, employees, agents or Affiliates to, reproduce, distribute or disclose any matters relating to the business of the Company or this Agreement, except for disclosure to its professional advisors (with instructions that they shall not reproduce or disclose the same) which is reasonably necessary to effectuate the transactions contemplated hereby.

         4.3 Efforts to Satisfy Conditions. UStel agrees to use reasonable efforts to satisfy or cause to be satisfied all of the conditions precedent to the Company's obligations under this Agreement, to the extent that their action or inaction can control or influence the satisfaction of such conditions. Without limiting the generality of the foregoing, UStel will refrain from all discussions, negotiations and transactions (or the initiation or solicitation thereof), the consummation of which would be inconsistent with the transactions contemplated by this Agreement, including, without limitation, any transaction providing for the sale of any capital stock of UStel or any UStel Subsidiary, any merger or other business combination involving UStel or any UStel Subsidiary, the acquisition of a substantial equity interest in UStel or any UStel Subsidiary by a third party or the sale of a substantial portion of the assets of UStel or any UStel Subsidiary. UStel shall promptly notify the Company if any communications or proposals relating to such a transaction are received by UStel or any of the UStel Subsidiaries, or any of their respective officers, directors, investment bankers, financial advisors, attorneys, accountants or other representatives.

         4.4 Corporate Matters. Between the date hereof and the Closing Date, UStel will not, without the Company's prior written approval: (a) amend its Articles of Incorporation or Bylaws;

(b) issue any shares of its capital stock except on the exercise of outstanding Rights; (c) issue or create any warrants, obligations, subscriptions, options, convertible securities or other commitments under which any additional shares of its capital stock of any class might be directly or indirectly authorized, issued or transferred from treasury; (d); split, combine or reclassify any outstanding capital stock of UStel or any of the UStel Subsidiaries; or (e) enter into any agreement requiring it to do any of the foregoing prohibited acts.

         4.5 No Distributions to Shareholders. Between the date hereof and the Closing Date, UStel will not, without the Company's prior written approval: (a) declare, set aside or pay any dividend or make any distribution in respect of its capital stock; (b) directly or indirectly purchase, redeem or otherwise acquire any shares of its capital stock for consideration; (c) pay or distribute any cash or property to any shareholder as a loan or in payment of principal of or interest on any indebtedness to any shareholder; or (d) enter into any agreement requiring it to do any of the foregoing prohibited acts.

         4.6 Capital Expenditures. Between the date hereof and the Closing Date, UStel will not, without the Company's prior written approval, make any expenditure or commitment for the purchase or other acquisition of fixed or capital assets, except for any such asset acquired in connection with normal replacement and maintenance programs properly charged to current operations.

         4.7 Indebtedness. Between the date hereof and the Closing Date, neither UStel nor any UStel Subsidiary will, without the Company's prior written approval: (a) create, incur or assume any long-term debt (including capital leases or, except in the ordinary course of business under existing lines of credit, create, incur or assume any short-term debt for borrowed money; (b) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person other than UStel Subsidiaries (except in the ordinary course of business and consistent with past practice); (c) make any loans or advances to any other person other than UStel Subsidiaries except in the ordinary course of business and consistent with past practice; or (d) make any capital contributions to, or investments in, any Person other than UStel Subsidiaries except in the ordinary course of business and consistent with past practice.

         4.8 Authorization by UStel Shareholders. UStel shall call a meeting of its shareholders to be held as promptly as practicable after the date of this Agreement for the purpose of voting on the Merger and the "Reincorporation" (as defined in Section 7.3 below). UStel shall consult with the Company with respect to the setting of a record date for determining stockholders that may vote at the meeting and with respect to setting the date for the meeting. UStel shall call the meeting to order on the date that has been set for the meeting. UStel shall, through its board of directors, recommend to its shareholders approval of the Merger and the Reincorporation. Upon approval thereof by the UStel shareholders, UStel shall take all other necessary corporate action required on its part hereunder to effect the closing of this Agreement and the consummation of the transactions contemplated hereby, and the Reincorporation. UStel shall comply fully with the Exchange Act, and any other applicable federal or state laws, with respect to such meeting of shareholders, including, without limitation, preparing and delivering to its shareholders proxy materials in conformity with the Exchange Act and the Rules and Regulations promulgated thereunder (the "Proxy Materials").

         4.9 Compliance with Securities Laws. UStel shall promptly take or cause to be taken all actions necessary, proper or advisable under the Securities Act, and any applicable Blue Sky or securities laws of the various states, to ensure that the offer and issuance of UStel Shares to the Shareholders in connection with the Merger is exempt from registration under the Securities Act and from registration or qualification under the applicable Blue Sky or securities laws of the various states. Without limiting the foregoing, UStel shall promptly prepare and file all applications and notices (collectively, the "Filings") required in connection therewith, promptly prepare and deliver to the Shareholders any disclosure or offering materials required in connection therewith (collectively, the "Disclosure Materials") and use all reasonable efforts to promptly obtain any other consent, approval or action by, or notice to a registration or filing with, any Governmental Authority required and necessary to be made, obtained or complied with in connection with the Merger and the confirmation of the transactions contemplated thereby.

         4.10 Reservation of Stock. UStel has reserved for issuance, and, as and when required by the provisions of the Merger Agreements, will issue the UStel Shares to the Shareholders, and the UStel Shares, when so issued, will be validly issued, fully paid and nonassessable.

         4.11 Press Releases. UStel and the Company shall consult with each other as to the form and substance of any press release or other public disclosure of matters related to this Agreement or any of the transactions contemplated by this Agreement; provided, however, that nothing in this Section
4.11 shall be deemed to prohibit any party to this Agreement from making any disclosure that is required to fulfill that party's disclosure obligations imposed by law.

         4.12 Additional Agreements. Subject to the terms and conditions provided in this Agreement, each of the Parties hereto agrees to use all commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective, as soon as reasonably practicable, the transactions contemplated by this Agreement. In case at any time after the Closing Date any further action is necessary, proper or advisable to carry out the purposes of this Agreement, as soon as reasonably practicable each party to this Agreement shall cause its proper officers and directors to take all such necessary action.

                                   ARTICLE V.

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants the following (the truth and accuracy of each of which shall constitute a condition precedent to UStel's obligations to consummate the Merger) to UStel:

         5.1 Organization and Good Standing.

                  5.1.1 The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California. The Company has corporate power and authority to carry on its business as presently conducted by it and is entitled to own or lease and operate its properties and assets now owned or leased and operated by it. The Company is duly qualified and in good standing as a foreign corporation in every jurisdiction in which the character and location of the assets owned by it or the nature of the business transacted by it or both require qualification, except where failure to be so qualified would not have a Material Adverse Effect.

                  5.1.2 The Company has furnished to UStel complete and correct copies of the Company's Articles of Incorporation and Bylaws as in effect on the date hereof.

                  5.1.3 The Company has heretofore made available to UStel for its examination copies of the minute books, stock certificate books and corporate seal of the Company. Said minute books are accurate in all material respects and reflect all resolutions adopted and all material actions expressly authorized or ratified by the shareholders and directors of the Company. The stock certificate books reflect all issuances, transfers and cancellations of capital stock of the Company.

         5.2 Capital Stock.

                  5.2.1 The authorized capital stock of the Company consists of 15,000,000 shares of Class A Common Stock, no par value, of which 5,298,031 shares are issued and outstanding as of the date hereof, and 15,000,000 shares of Class B Common Stock, no par value, of which 1,454,978 shares are issued and outstanding as of the date hereof. All such issued and outstanding shares are validly issued, fully paid and nonassessable.

                  5.2.2 SCHEDULE 5.2 HERETO lists all options, warrants, subscriptions or other rights outstanding for the purchase of, and all securities convertible into, capital stock of the Company (collectively, the "Company Rights"), and there are no other understandings, plans, contracts or commitments providing for the issuance of, or the granting of rights to acquire, shares of capital stock of any class of the Company or any securities or other instruments convertible into or exchangeable for shares of capital stock of any class of the Company or rights to acquire the same.

No shares of capital stock of the Company are subject to any restriction on transferability, including grants of first refusal, other than restrictions on transfer under applicable federal and state securities laws. The Company is not a party to, and has no knowledge of, any voting agreement, voting trust, or similar agreement or arrangement relating to any class or series of its capital stock, or, except as identified on SCHEDULE 5.2, any agreement or arrangement providing for registration rights with respect to any capital stock or other securities of the Company. No shares of the Company are held as treasury stock.

         5.3 Authority; No Conflicts. The Company has all requisite corporate power and authority to enter into this Agreement and the other documents and agreements to be entered into by the Company in connection herewith and to perform its obligations under this Agreement and all such other documents and agreements. The execution and delivery of the Merger Agreements by the Company and the consummation of the transactions contemplated thereby have been duly authorized by the Board of Directors of the Company. This Agreement has been duly executed and delivered to UStel and, when this Agreement and the Merger have been approved by the shareholders of the Company, no further corporate action will be necessary on the part of the Company to make this Agreement valid and binding upon the Company in accordance with its terms. The Board of Directors of the Company has authorized its management to solicit its stockholders to authorize and approve this Agreement and the Merger on or before December 31, 1996. The execution, delivery and performance of the Merger Agreements by the Company (a) do not violate or conflict with the Articles of Incorporation or By-Laws of the Company, (b) will not result in a violation or breach of any term or provision or constitute a default or give any party a right to accelerate the due date of any indebtedness under, or result in the loss of any material benefit of, any indenture, mortgage, deed of trust or other material contract or agreement to which the Company is a party or by which the Company is bound including, but not limited to, any agreement pursuant to which the Company leases lines from any long-distance carrier (the "Company Telecommunications Contracts"), (c) do not result in the creation or imposition of any Lien on any of the property or assets of the Company, (d) do not violate any law, statute, ordinance, regulation, judgment, writ, injunction, rule, decree, order or other restriction of any kind to which the Company or the property or assets of the Company are subject other than violations that would not materially and adversely affect the ability of the Company to consummate the transactions contemplated by this Agreement or result in any material limitation on the ability of the Company to operate its business in the manner heretofore operated.

         5.4 Financial Statements.

                  5.4.1 The balance sheet of the Company as of June 30, 1995, and the related consolidated statements of income, stockholders' equity and cash flows for the year ended June 30, 1995, accompanied by the report of independent certified public accountants prepared on a review basis, copies of which have heretofore been delivered to UStel, were prepared in accordance with the books and records of the Company and in accordance with GAAP, subject to year end audit adjustments and except as otherwise set forth therein, all as more particularly set forth in such Company Financial Statements and the Notes thereto, and the balance sheet of the Company as of April 30, 1996, and the related statements of income, stockholders' equity and cash flows for the ten-month period ended on said date, copies of which have been heretofore delivered to UStel, were prepared in accordance with the books and records of the Company (all of the foregoing financial statements are hereinafter collectively referred to as the "Company Financial Statements"). Each of the balance sheets included in the Company Financial Statements presents fairly, as of its date, the financial condition and assets and liabilities of the Company. Except as and to the extent reflected or reserved against in such balance sheet (including the Notes thereto), the Company did not have, as of the dates of such balance sheets, any material liabilities or obligations (absolute or contingent) of a nature customarily reflected in a balance sheet or the notes thereto prepared, in the case of its balance sheet as of June 30, 1995, in accordance with GAAP and, in the case of its balance sheet as of April 30, 1996, in accordance with the Company's books and records. The statements of earnings and stockholders' equity and statements of changes in financial position included in the Company Financial Statements present fairly the results of operation, stockholders' equity and changes in financial position of the Company for the periods indicated.

                  5.4.2 The Company does not have any liability or obligation that could have a Material Adverse Effect, whether accrued, absolute, contingent or otherwise, except as set forth in the Company Financial Statements or the Notes thereto. To the extent that the existence of such a liability or obligations is disclosed in the Company Financial Statements, or elsewhere in this Agreement and the financial effect of such liability or obligation is not stated or is greater than that stated, the Company will be held to have represented and warranted that such liability or obligation has no Material Adverse Effect, except to the extent so stated.

         5.5 Properties. The Company has, and on the Closing Date will have, good title to the assets and properties shown in the Company Financial Statements or acquired since the date of the latest balance sheet included therein, except as since sold or otherwise disposed of in the ordinary course of business. At the Closing, such title will be free and clear of all Liens, other than Permitted Liens or as set forth in SCHEDULE 5.5. The plants, structures, leasehold improvements, machinery, equipment, furniture and other tangible assets owned or leased by the Company are in good operating condition and repair, subject only to ordinary wear and tear, taking into account the respective ages of the assets involved, and constitute all the fixed tangible assets necessary for the operation of the business of the Company in accordance with its current methods of operation in all material respects.

         5.6 Contracts.

                  5.6.1 SCHEDULE 5.6 includes a listing of all oral or written
(a) contracts, commitments, sales orders or purchase orders, whether or not entered into in the ordinary course of business, which involve future payments, performance of services or delivery of goods and/or materials, to or by the Company of an amount or value in excess of $20,000; (b) bonus, incentive compensation, pension, profit sharing, stock option, group insurance, medical reimbursement or employee welfare or benefit plans of any nature whatsoever; (c) leases, contracts or commitments affecting ownership of, title to, use of or any material interest in real estate; (d) employment contracts and other contracts, agreements, or commitments to or with individual employees, officers, consultants or agents extending for a period of more than thirty days from the date hereof or providing for earlier termination only upon payment of a penalty or the equivalent thereof; (e) equipment leases providing (in any one lease or group of related leases) for payments in excess of $20,000 per year; (f) contracts under which the performance of any obligation of the Company is guaranteed by a shareholder of the Company or other third party, including performance bonding arrangements; (g) contracts or commitments providing for payments based in any manner upon the revenues, purchases or profits of the Company; (h) bank credit, factoring and loan agreements, indentures, promissory notes and other documents representing indebtedness for borrowed money; (i) patent licensing agreements and all other agreements with respect to patents, patent applications, trademarks, service marks, trade names, technical assistance, special processes, know-how, copyright or other like items; (j) the Company Telecommunications Contracts; and (l) other contracts and agreements to which the Company is a party and which have not been fully performed, involving consideration having a value in excess of $20,000 or having a value in excess of $10,000 and a remaining period for performance in excess of six months (all such items being collectively referred to herein as "Material Contracts"). The Company has furnished to UStel true and complete copies of all such Material Contracts.

                  5.6.2 All Material Contracts are valid and binding obligations of the Company and, to the best of the "knowledge of the Company", as defined in
Article XIII, of the other parties thereto in accordance with their respective terms, subject to the Bankruptcy Exception; there have been no amendments to or modifications to any Material Contract (except as set forth in the copies furnished to UStel); no event has occurred which is, or, following any grace period or required notice, would become a material default by the Company under the terms of any Material Contract; except to the extent specifically reserved against on the latest balance sheet included in the Company's Financial Statements, the Company is not a party to any contract on which it anticipates expenses materially in excess of revenues or which is otherwise onerous or materially adverse; and the Company has not expressly waived any material rights under any Material Contract.

         5.7 Absence of Undisclosed Liabilities. Except for liabilities and obligations reflected on the latest balance sheet included in the Company's Financial Statements or omitted therefrom in accordance with GAAP, and except for liabilities and obligations arising in the ordinary course of business since the date of such balance sheet, none of which latter items, individually or in the aggregate, have a Material Adverse Effect: (a) the Company does not have, and none of its properties are subject to, any debts, liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, which are of a type normally shown or reflected on financial statements prepared in a manner consistent with generally accepted accounting principles; and (b) to the best of the knowledge of the Company, the Company does not have, and none of its properties are subject to, any material debts, liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, whether or not of a type normally shown or reflected on financial statements prepared in a manner consistent with generally accepted accounting principles. The Company is not in default with respect to any material term or condition of any indebtedness.

         5.8 No Litigation. Except as disclosed in SCHEDULE 5.8 hereto: (a) there are no actions, suits or proceedings (whether or not purportedly on behalf of the Company) pending or, to the knowledge of the Company, threatened against or affecting the Company, at law or in equity or before or by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator of any kind; and (b) to the best of the knowledge of the Company, the Company is not in default with respect to any judgment, order, writ, injunction, decree, award of any court, arbitrator, governmental department, commission, bureau, board, agency or instrumentality.

         5.9      Environmental Matters.

                  5.9.1 To the best of the knowledge of the Company, neither the Company nor any previous owner, lessee, tenant, occupant or user of any real property owned or leased on or prior to the date hereof by the Company (such real property and any and all buildings and other improvements thereon being herein referred to as the "Company Property") used, generated, manufactured, treated, handled, refined, processed, released, discharged, stored or disposed of any Hazardous Materials on, under, in or about the Company Property, or transported any Hazardous Materials to or from the Company Property in violation of any Hazardous Materials Laws. To the best of the knowledge of the Company, no underground tanks or underground deposits or Hazardous Materials the existence of which would have a Material Adverse Effect existed on, under, in or about any Company Property previously owned or leased by the Company on or prior to the date that fee or leasehold title to such Company Property was transferred to a third party by the Company. To the best of the knowledge of the Company, no underground tanks or underground deposits or Hazardous Materials the existence of which would have a Material Adverse Effect exist on, under, in or about any Company Property that is currently owned or leased by the Company.

                  5.9.2 While any Company Property was owned or leased by the Company, it did not violate to an extent that would have a Material Adverse Effect any applicable federal, state and local laws, ordinances or regulations, now or previously in effect, relating to environmental conditions, industrial hygiene or Hazardous Materials on, under, in or about such Company Property (including, without limitation, the Hazardous Materials Laws).

                  5.9.3 As of the date hereof, to the best of the knowledge of the Company, there are no (a) enforcement, clean-up, removal, mitigation or other governmental or regulatory actions instituted, contemplated or threatened pursuant to any Hazardous Materials Laws against the Company, or any Company Property presently owned or leased by the Company, (b) claims made or threatened by any person or governmental body relating to the Company Property against the Company or any Company Property presently owned or leased by the Company or relating to damage, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Materials or (c) any occurrence or condition known to the Company on any Company Property that is currently owned or leased by the Company that can reasonably be expected to subject the Company or such Company Property to any material restrictions on occupancy, transferability or use of any Company Property under any Hazardous Materials Laws. SCHEDULE 5.9 hereto includes a list of all complaints, notices of violation and claims relating to Hazardous Materials Laws which, to the knowledge of the Company, have been received by or asserted against the Company.

         5.10 Taxes.

                  5.10.1 The Company has filed all income, franchise and other Tax Returns required to be filed by it by the date hereof. All Taxes imposed by the United States, the State of California and by any other state, municipality, subdivision, or other taxing authority, which are due and payable by the Company have been paid in full or are adequately provided for by reserves reflected on the latest balance sheet included in the Company Financial Statements.

                  5.10.2 All contributions due from the Company pursuant to any unemployment insurance or workers compensation laws and all sales or use Taxes which are due or payable by the Company have been paid in full and will be so paid through the Closing Date. The Company has withheld and paid to, or will cause to be paid to, the appropriate taxing authorities all amounts required to be withheld from the wages of its employees under state law and the applicable provisions of the Code, and the Company will continue to do so with respect to all wages paid by it through the Closing Date.

                  5.10.3 The Company has furnished to UStel true and complete copies of the federal income Tax Returns and comparable state Tax Returns of the Company covering the last three (3) full fiscal years of the Company and constituting complete and accurate representations in all material respects of the Tax liabilities of the Company for the relevant periods stated therein and accurately setting forth all relevant material items, including the Tax bases of all assets, where required to be set forth in such Tax Returns.

                  5.10.4 Further, (a) there are no Liens for Taxes due and payable upon any assets of the Company; (b) SCHEDULE 5.10 contains a complete and accurate list of all Tax Returns in respect to the Company that have been, or, to the best knowledge of the Company, are being or are proposed to be audited by the IRS or any state, local or foreign governmental agency charged with administering tax laws and with respect to which the statue of limitations has not expired or has been extended, and, except as completely and accurately set forth in SCHEDULE 5.10, all adjustments currently pending in such audits have been reflected in the Financial Statements; (c) except as completely and accurately set forth in SCHEDULE 5.10, there is no action, suit, proceeding, investigation, audit or claim pending, or, to the knowledge of the Company, proposed against or with respect to the Company in respect of any Taxes; (d) none of the Tax Returns filed by or on behalf of the Company contains a disclosure statement under Section 6662 of the Code (or Section 6661 of the Code for Tax Returns the due date for which, not including extensions, was prior to January 1, 1990), or any comparable provision of state, local or foreign law;
(e) the Company has made timely payment to the proper governmental authorities of all Taxes required to be withheld from wages paid to its employees; (f) no deficiencies for any Taxes of the Company have been claimed or proposed by any governmental authority (whether orally or in writing, definitively or tentatively; (g) no requests for waivers of the time to assess any deficiency for any material amount of Taxes are pending with respect to the Company; and
(h) except as completely and accurately set forth in SCHEDULE 5.10, there are no pending or, to the knowledge of the Company, threatened Tax audits, investigations or claims with respect to the Company for or relating to (A) the assessment or collection of Taxes or (B) a claim for refund made with respect to Taxes previously paid, and there are no matters under discussion or dispute with any governmental authorities with respect to Taxes of the Company that are likely to result in a further liability of Taxes; (i) except as provided in
SCHEDULE 5.10, no extension of time has been requested or granted with respect to the Tax Returns of the Company which will extend the due date for such Tax Returns beyond the Closing Date; (j) the consummation of this Agreement and the other transactions contemplated in connection therewith will not result in any "excess parachute payments" within the meaning of Section 280G of the Code; (k) except as completely and accurately set forth in SCHEDULE 5.10, the Company is not required to include in income any adjustment pursuant to Section 481(a) of the Code (or similar provisions of other laws or regulations) by reason of a change in accounting method, and the IRS (or other taxing authority) has not proposed, and, to the knowledge of the Company, is not considering proposing, any such change in accounting method; and (l) the Company has not consented to the application of Section 341(f) of the Code.

         5.11 Permits and Licenses. The Company has all licenses, franchises, permits and other governmental authorizations that are legally required to enable it to conduct its business in all material respects as conducted on the date hereof, and the Company is in compliance in all material respects with all applicable federal, state and local laws, rules, regulations and orders relating to its business, except where failure to have any such license, franchise, permit or authorization or failure to comply with such laws, rules, regulations and orders would not have a Material Adverse Effect. The execution and performance of this Agreement and the consummation of the transactions contemplated hereby will not violate any provision of or constitute a default under any law, rule or regulation, order, writ, injunction or decree of any court or other Governmental Authority applicable to the Company, where such violation or default would have a Material Adverse Effect. No fact, error or omission relevant to any such franchise, license, permit, certificate or other authorization exists that would permit the revocation or withdrawal thereof. To the knowledge of the Company, the Company will continue to have the use and benefit thereof and the rights granted thereby pursuant to their terms after the transactions contemplated hereby have occurred. Set forth in SCHEDULE 5.11 is a complete and accurate list of all certificates of public convenience in the corresponding jurisdiction held by the Company, and no proceedings for the revocation of such certificates of such public convenience have been instituted or, to the knowledge of the Company, have been threatened by any Governmental Authority.

         5.12 No Labor Problems. There is no collective bargaining agreement or other labor agreement to which the Company is a party or by which it is bound. No labor union or organization has been certified or recognized as a representative of any employees of the Company. There are no current or, to the knowledge of the Company, threatened organizational activities or demands for recognition by a labor organization seeking to represent employees of the Company, labor strike, material arbitration or material labor grievance of difficulty and to the knowledge of the Company, no such activities have occurred during the past 24 months. the Company has not been charged with any unresolved unfair labor practices. There are no material controversies pending or threatened between the Company and any of its employees. the Company has complied in all material respects with all laws relating to wages, hours, collective bargaining and similar employment matters the noncompliance with which would have a Material Adverse Effect, and the Company has paid all social security and similar Taxes that are due and payable and are not liable for any arrears or wages or any Taxes or material penalties for failure to comply with any of the foregoing.

         5.13 Affiliate Transactions. Except as completely and accurately set forth in SCHEDULE 5.13, there is no transaction, and no transaction is now proposed, to which the Company is or is to be a party in which any Person who is currently, or within the past twelve months has been, a director or officer or other Affiliate of the Company has a direct or indirect interest.

         5.14 The Company Benefit Plans.

                  5.14.1 Definition of Benefit Plans. For purposes of this
Section 5.14, the term "Benefit Plan" means any plan, program, arrangement, practice or contract which provides benefits or compensation to or on behalf of employees or former employees of the Company or any "ERISA Affiliate" (as hereinafter defined), whether formal or informal, whether or not written, including but not limited to the following:

                           (a) Arrangements - any bonus, incentive compensation,
stock option, deferred compensation, commission, severance, golden parachute or other compensation plan, rabbi trust, program, contract, arrangement or practice;

                           (b) ERISA Plans - any "employee benefit plan" (as
defined in Section 3(3) of the Employment Retirement Income Securities Act of 1974, as amended, hereinafter referred to as "ERISA"), including, but not limited to, any multi-employer plan (as defined in Section 3(37) and Section 4001(a)(3) of ERISA), defined benefit pension plan, profit sharing plan, money purchase pension plan, 401(k) plan, savings or thrift plan, stock bonus plan, employee stock ownership plan, or any plan, fund, program, arrangement or practice providing for medical (including post-retirement medical), hospitalization, accident, sickness, disability, or life insurance benefits; and

                           (c) Other Employee Fringe Benefits - any stock
purchase, vacation, scholarship, day care, prepaid legal services, severance pay or other fringe benefit plan, program, arrangement, contract or practice.

                  5.14.2 ERISA Affiliate. For purposes of this Section 5.14, the term "ERISA Affiliate" means each trade or business (whether or not incorporated) which together with the Company is treated as single employer under Section 414(b), (c), (m) or (o) of the Code.

                  5.14.3 Identification of Benefit Plans. Except as set forth in
SCHEDULE 5.14 hereto and except for Benefit Plans which have been terminated and with respect to which neither the Company nor any ERISA Affiliate has any liability or obligation, neither the Company nor any ERISA Affiliate maintains, or has at any time established or maintained, or has at any time been obligated to make contributions to or under or otherwise participate in, any Benefit Plan.

                  5.14.4 MEPPA Liability/Post-Retirement Medical Benefits/ Defined Benefit Plans/Supplemental Retirement Plans. Except as set forth in
SCHEDULE 5.14 hereto, neither the Company nor any ERISA Affiliate maintains, or has at any time established or maintained, or has at any time been obligated to make contributions to or under any multi-employer plan (as defined in Section 3(37) and Section 4001(a)(3) of ERISA). The Company maintains, or has at any time established or maintained, or has at any time been obligated to make contributions to or under (i) any plan which provides post-retirement medical or health benefits, (ii) any organization described in Sections 501(c)(9) or 501(c)(20) of the Code, (iii) any defined benefit pension plan subject to Title IV of ERISA or (iv) any plan which provides retirement benefits in excess of the limitations of Section 415 of the Code.

                  5.14.5 Documentation. The Company has made available to UStel a true and complete copy of the following documents, if applicable, with respect to each Benefit Plan identified in SCHEDULE 5.14 hereto: (1) all documents, including any insurance contracts and trust agreements, setting forth the terms of the Benefit Plan, or if there are no such documents evidencing the Benefit Plan, a full description of the Benefit Plan, (2) the ERISA summary plan description and any other summary of plan provisions provided to participants or beneficiaries for each such Benefit Plan, (3) the annual reports filed for the most recent three plan years and most recent financial statements or periodic accounting of related plan assets with respect to each Benefit Plan, (4) each favorable determination letter, opinion or ruling from the IRS for each Benefit Plan which is intended to satisfy the requirements of Section 401(a) or Section 501 of the Code or which is dependent on such letter, ruling or opinion to avoid current federal come tax to the beneficiaries of such Benefit Plan, and in

(5) each opinion or ruling from the Department of Labor or the PBGC with respect to such Benefit Plans.

                  5.14.6 Qualified Status. Each Benefit Plan that is funded through a trust or insurance contract and is intended to satisfy the requirements of Section 401(a) of the Code, has received a favorable determination letter from the Internal Revenue Service, has at all times satisfied in all material respects, by its terms and to the Company's knowledge in its operation, all applicable requirements under Section 401(a) and related sections of the Code, and any such trust has been and shall be exempt from federal income taxation under Section 501(a) of the Code.

                  5.14.7 Compliance. Each Benefit Plan maintained by the Company or ERISA Affiliate has at all times been maintained, to the Company's knowledge, by its terms and in operation, in accordance with all applicable laws in all material respects, including (to the extent applicable) Code Section 4980B. Further, there has been no failure to comply with applicable ERISA or other requirements concerning the filing of reports, documents and notices with the Secretary of Labor and Secretary of Treasury or the furnishing of such documents to participants or beneficiaries that could subject any Benefit Plan, the Company, or any ERISA Affiliate to any material civil or any criminal sanction or could require any such person to indemnify any other person for such a sanction. There are no claims known to the Company which are pending or threatened against any Benefit Plan except claims for benefits made in the ordinary course of the operation of such plans.

                  5.14.8 Funding. The Company and ERISA Affiliate has made full and timely payment of all amounts required to be contributed under the terms of each Benefit Plan and applicable law or required to be paid as expenses under such Benefit Plan including, but not limited to, PBGC premiums and amounts required to be contributed under Section 412 of the Code, and no excise taxes are assessable as a result of any nondeductible or other contributions made or not made to a Benefit Plan. To the knowledge of the Company, the most recent actuarial valuations were based on accurate facts and information, and the Company has no reason to believe that the conclusions set forth in such valuations are incorrect. Since September 2, 1974, no Benefit Plan has been completely or partially terminated, nor has any notice of intent to terminate been filed or given, other than in accordance with ERISA or at a time when such Benefit Plan was not sufficiently funded.

                  5.14.9 Liabilities. Neither the Company nor ERISA Affiliate is subject to any material liability, Tax or penalty whatsoever to any person whomsoever as a result of engaging in a prohibited transaction under ERISA or the Code, and neither the Company nor ERISA Affiliate has any knowledge of any circumstances which reasonably might result in any material liability, Tax or penalty, including, but not limited to, a penalty under Section 502 of ERISA, as a result of a breach of any duty under ERISA or any other applicable law. Other than routine claims for benefits under the Benefit Plans, there are no pending or threatened investigations, proceedings, claims, lawsuits, disputes, actions, audits or controversies involving the Benefit Plans, or the fiduciaries, administrators, or trustees of any of the Benefit Plans, or the Company, or any ERISA Affiliate as the employer or sponsor under any Benefit Plan, with any of the Internal Revenue Service, Department of Labor, PBGC, any participant in or beneficiary of the Benefit Plans or any other person whatsoever. The Company knows of no reasonable basis for any such claim, lawsuit, dispute, action or controversy. Except as set forth in SCHEDULE 5.14 hereto, the execution and performance of the transactions contemplated by this Agreement will not create, accelerate or increase any obligations under any Benefit Plan, including any obligation to make any payment which would not be deductible as an "excess parachute payment" under Section 280G of the Code.

                  5.14.10 Amendment/New Plans. Prior to the Closing Date, no amendment shall be made to any Benefit Plan, no commitment shall be made to amend any Benefit Plan and no commitment shall be made to continue any Benefit Plan or to adopt any new compensatory plan, fund or program for the benefit of any employees of the Company, or any ERISA Affiliate without the express written consent of UStel.

         5.15 Insurance. The Company has furnished to UStel a complete list of all insurance policies (the "Existing Company Policies") that the Company maintains, indicating risks insured against, carrier, policy number, amount of coverage, premiums and expiration date. There was not and will not be prior to the Closing any material inaccuracy in any application for any such insurance coverage. The Company is and will be as of the Closing in material compliance with all conditions contained in each Existing Company Policy. All premiums required to be paid for insurance coverage under all of the Existing Company Policies have been paid or accrued. The Company will maintain through the Closing Date all insurance coverage available under the Existing Company Policies.

         5.16 Interest in Competitors, Suppliers, etc. Except as set forth on
SCHEDULE 5.16 and except for ownership of shares of capital stock of any corporation which do not aggregate more than 3% of the outstanding shares of that class of capital stock, neither any officer or director of the Company nor any Family Member of any such Person owns, directly or indirectly, individually or collectively, any interest in any corporation, partnership, proprietorship, firm or association which (a) is a competitor, customer or supplier of the Company, or (b) has an existing contractual relationship with the Company, including but not limited to lessors of real or personal property leased to the Company and entities against whom rights or options are exercisable by the Company.

         5.17 Indebtedness with Insiders. Except as set forth on SCHEDULE 5.17 and except for accrued salaries for one payroll period, vacation pay and business expense reimbursements, the Company is not, and, on the Closing Date, the Company will not be, indebted to any of the shareholders, directors or officers of the Company or any Affiliate of any such person. None of such persons is or will be on the Closing Date indebted to the Company.

         5.18 Consents. No authorizations, approvals or consents of any governmental department, commission, bureau, agency or other public body or authority are required for consummation by the Company of the transactions contemplated by this Agreement.

         5.19 Patents, Trademarks and Other Intangibles. SCHEDULE 5.19 includes a list of all Intangible Assets and all interests in Intangible Assets which are owned in whole or in part by or registered in the name of the Company. The Company owns or has the right to use all Intangible Assets now used in the conduct of its business. The Company is not obligated to pay any royalty or other fee to any licensor or other third party with respect to any Intangible Assets. The Company has no knowledge of any claim received by the Company alleging any conflict between any aspect of the business of the Company and any Intangible Asset claimed to be owned by others which, if determined adversely to the Company, would have a Material Adverse Effect. No officer or director of the Company, and no person or entity that is an Affiliate of any such person, has any interest in any Intangible Assets which are presently used by the Company or which infringe upon, conflict with or relate to improvements or modifications of any Intangible Assets presently used by the Company. No licenses, sublicenses, covenants or agreements have been granted or entered into by the Company in respect of such Intangible Assets. The consummation of the transactions contemplated by this Agreement will not result in the loss of any Intangible Assets listed in SCHEDULE 5.19.

         5.20 Purchases and Sales. Since April 30, 1996, the Company has not placed any orders for materials, merchandise or supplies in exceptional or unusual quantities based upon past operating practices or has entered into contracts with customers under conditions relating to price, terms of payment, time of performance or like matters materially different from the conditions regularly and usually specified in contracts for similar engagements from customers similarly situated.

         5.21 Brokerage and Finder's Fees. The Company has not incurred any liability to any broker, finder or agent for any brokerage fees, finder's fees or commissions with respect to the transactions contemplated by this Agreement.

         5.22 Absence of Certain Changes. Except as set forth on SCHEDULE 5.22, since April 30, 1996, the Company has not:

                  5.22.1     suffered any Material Adverse Effect;

                  5.22.2 borrowed or agreed to borrow any funds except borrowings under their bank lines of credit in the ordinary course of business or incurred or become subject to any obligation or liability (absolute or contingent), except obligations and liabilities incurred in the ordinary course of business consistent with past practice;

                  5.22.3 mortgaged, pledged, hypothecated or otherwise encumbered any of its properties or assets except for Permitted Liens;

                  5.22.4 made or agreed to make any distribution of any funds or assets of any kind whatsoever, or any loan or extension of credit or security to or on behalf of, to any past or present shareholder of the Company or any Affiliate of any such Person, whether by way of dividend, redemption or purchase of capital stock, or any other type of distribution on or with respect to its capital stock, whether or not similar to the foregoing;

                  5.22.5 made any payment of principal or interest on any indebtedness owed to any past or present shareholder of the Company or any Affiliate of any such person;

                  5.22.6 sold or agreed to sell any of its assets, properties or rights or canceled or agreed to cancel any debts or claims, except for fair value in the ordinary course of business and consistent with past practices;

                  5.22.7 entered or agreed to enter into any agreement or arrangement granting any preferential right to purchase a material part of its assets, properties or rights;

                  5.22.8 increased the rate of compensation of or paid or accrued bonuses to or for any of their officers, employees, consultants or agents, except for normal merit or cost of living increases, except for bonuses which may be earned with respect to the fiscal year ending June 30, 1996 in accordance with the Company's Executive Bonus Plan;

                  5.22.9 suffered any damage, destruction or loss, whether or not covered by insurance, which could have a Material Adverse Effect;

                  5.22.10 assigned or agreed to assign any of its Intangible Assets;

                  5.22.11 suffered any adverse amendment or termination of any Material Contract (or any contract that would have been a Material Contract if not amended or terminated) to which it is a party;

                  5.22.12 paid any commissions or similar fees to brokers or finders for arranging the transactions contemplated by this Agreement or any similar proposed transaction with any other party;

                  5.22.13 entered into any other material transaction other than in the ordinary course of business;

                  5.22.14 discharged or satisfied any lien, or paid or satisfied any obligation or liability (accrued, absolute, contingent or otherwise), other than in the ordinary course of business and consistent with past practice;

                  5.22.15 made or authorized any capital expenditure for additions to facilities or equipment of the Company;

                  5.22.16 split, combined, reclassified, issued, sold, offered to sell, transferred, pledged, encumbered or delivered or agreed to issue, sell, offer for sale or transfer, pledge, encumber or deliver any stock, bond, debenture or other security or interest of the Company or any right of any kind to acquire any stock, bond, debenture or other security of the Company;

                  5.22.17 experienced any material adverse change in the business, assets, prospects, financial condition or results of operations of the Company taken as a whole;

                  5.22.18 except for changes, if any, contemplated by this Agreement or required by GAAP and reflected in the Company's Financial Statements, made any change in accounting methods or practices; or

                  5.22.19 entered into any agreement, commitment or understanding, whether in writing or otherwise, except as contemplated by this Agreement, with respect to any of the foregoing.

         5.23 Compliance with Laws. The Company: (a) is in compliance with all laws, regulations, reporting and licensing requirements, and orders applicable to its business or employees conducting its business; (b) has received no notification or communication from any agency or department of any federal, state, local or foreign Governmental Authority or the staff thereof (i) asserting that the Company is not in compliance with any of the statutes, regulations or ordinances which such Governmental Authority, or (ii) threatening to revoke any license, franchise, permit, or governmental authorization; and (c) is not a party to any written order, decree, agreement or memorandum of understanding with, or a commitment letter or similar submission to, or a recipient of any extraordinary supervisory letter from, any federal or state Governmental Authority which restricts in any material respect the conduct of business of the Company; and the Company has not been advised by any such Governmental Authority that such authority is contemplating issuing or requesting any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission.

         5.24 Accuracy of Information Provided. None of the information provided by the Company expressly for inclusion in the Proxy Materials, Filings or Disclosure Materials will, as of the date that such Proxy Materials or Disclosure Materials are delivered or such Filings are filed, or at the time of the meeting of the shareholders of UStel to be held for approval of the Merger as contemplated by Section 4.8 above, contained or will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances under which they were made not misleading.

         5.25 No Material Misstatements or Omissions. No representation or warranty by the Company in this Agreement, and no document, statement, certificate, exhibit or schedule furnished or to be furnished to UStel pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements or facts contained therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE VI.

               ADDITIONAL OBLIGATIONS AND COVENANTS OF THE COMPANY

         The Company hereby covenants and agrees with UStel as follows (the fulfillment of each such covenant and agreement is a condition precedent to UStel's obligations to consummate the Merger):

         6.1 Conduct of Business. Between the date hereof and the Closing Date:

                  6.1.1 The business of the Company shall be conducted diligently and only in the ordinary course, and the Company will use reasonable efforts to preserve the organization of the Company intact, to keep available to the Company its present key employees and to maintain the relationships of the Company with its suppliers, customers and others. The Company will not, without UStel's prior written approval, increase the rate of compensation payable or to become payable to, or make or agree to any bonus or retirement or similar benefit or arrangement with, any of its officers, employees, consultants or agents over the rate being paid to them at the date hereof, except for normal merit or cost of living increases to employees other than officers of the Company.

                  6.1.2 The Company will not, without UStel's prior written approval, enter into, terminate, amend or modify any Material Contract other than in the ordinary course of business or enter into contracts with customers under conditions relating to price, terms of payment, time of performance or like matters materially different from the conditions regularly and usually specified in contracts for similar engagements from customers similarly situated.

                  6.1.3 The Company will not, without UStel's prior written approval, sell or dispose of any of its material properties or assets except for sales at fair value in the ordinary course of business.

                  6.1.4 The Company will not, without UStel's prior written approval, acquire or enter into any agreement to acquire, by merger, consolidation, purchase of stock or assets or otherwise, any business or entity, or enter into any joint venture, partnership or similar arrangement.

                  6.1.5 The Company will use reasonable diligence to maintain its properties in their condition as of the date of this Agreement, ordinary wear and tear excepted.

                  6.1.6 The Company will continue to carry the Existing Company Policies, subject only to variations in amounts required by the ordinary operations of its business.

                  6.1.7 The Company shall comply with all legal and regulatory requirements applicable to it and to the conduct of its business.

                  6.1.8 The Company shall not take any action that would, or that reasonably could be expected to, result in any of the representations and warranties set forth in this Agreement becoming untrue or any of the conditions to the Closing set forth in Articles VII, VIII or IX not being satisfied. The Company promptly shall advise UStel orally and in writing of any change or event having, or which could have, a Material Adverse Effect.

         6.2 Access and Information. The Company will afford to UStel and its counsel, accountants and other representatives reasonable access, throughout the period from the date hereof to the Closing Date, to all of the Company's properties, books, contracts, commitments, and records and shall furnish UStel during such period with all information that UStel reasonably may request, including copies and/or extracts of pertinent records, documents and contracts. The Company agrees that all information, documents and details concerning the business of UStel which the Company or any of its directors, officers, employees, agents or Affiliates has heretofore received, or which any of such Persons receives between the date of this Agreement and the Closing, are strictly confidential and agrees that it will not, nor will it allow any of its officers, directors, employees, agents or Affiliates to, reproduce, distribute or disclose any matters relating to the business of the Company or this Agreement, except for disclosure to its professional advisors (with instructions that they shall not reproduce or disclose the same) which is reasonably necessary to effectuate the transactions contemplated hereby.

         6.3 Efforts to Satisfy Conditions. The Company agrees to use reasonable efforts to satisfy or cause to be satisfied all of the conditions precedent to the Company's obligations under this Agreement, to the extent that their action or inaction can control or influence the satisfaction of such conditions. Without limiting the generality of the foregoing, the Company will refrain from all discussions, negotiations and transactions (or the initiation or solicitation thereof), the consummation of which would be inconsistent with the transactions contemplated by this Agreement, including, without limitation, any transaction providing for the sale of any capital stock of the Company, any merger or other business combination involving the Company, the acquisition of a substantial equity interest in the Company by a third party or the sale of a substantial portion of the assets of the Company. The Company shall promptly notify UStel if any communications or proposals are received by the Company, or any of its respective officers, directors, investment bankers, financial advisors, attorneys, accountants or other representatives.

         6.4 Corporate Matters. Between the date hereof and the Closing Date, the Company will not, without UStel's prior written approval: (a) amend its Articles of Incorporation or Bylaws; (b) issue shares of its capital stock except on exercise of outstanding Company Rights; (c) issue or create any warrants, obligations, subscriptions, options, convertible securities or other commitments under which any additional shares of its capital stock of any class might be directly or indirectly authorized, issued or transferred from treasury,
(d) split, combine or reclassify any outstanding capital stock of the Company; or (e) enter into any agreement requiring it to do any of the foregoing prohibited acts.

         6.5 No Distributions to Shareholders. Between the date hereof and the Closing Date, the Company will not, without UStel's prior written approval: (a) declare, set aside or pay any dividend or make any distribution in respect of its capital stock, except for cash dividends regularly declared in September and April consistent with past practice and except for the distribution to its shareholders of 20,000 shares of UStel Common Stock owned by the Company as of the date of this Agreement; (b) directly or indirectly purchase, redeem or otherwise acquire any shares of its capital stock for consideration; (c) pay or distribute any cash or property to any Shareholder as a loan or in payment of principal of or interest on any indebtedness to any Shareholder; or (d) enter into any agreement requiring it to do any of the foregoing prohibited acts.

         6.6 Capital Expenditures. Between the date hereof and the Closing Date, the Company will not, without UStel's prior written approval, make any expenditure or commitment for the purchase or other acquisition of fixed or capital assets, except for any such asset acquired in connection with normal replacement and maintenance programs properly charged to current operations.

         6.7 Indebtedness. Between the date hereof and the Closing Date, the Company will not, without UStel's prior written approval: (a) create, incur or assume any long-term debt (including capital leases) or, except in the ordinary course of business under existing lines of credit, create, incur or assume any short-term debt for borrowed money; (b) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person other than the Company (except in the ordinary course of business and consistent with past practice); (c) make any loans or advances to any other person other than the Company except in the ordinary course of business and consistent with past practice; or (d) make any capital contributions to, or investments in, any Person other than the Company except in the ordinary course of business and consistent with past practice.

         6.8 Authorization by Shareholders. The Company shall promptly arrange for the Merger to be "approved by the outstanding shares" of the Company's capital stock (as required by Section 1201 of the CGCL). Upon approval thereof by its shareholders, the Company shall take all other necessary corporate action required on its part hereunder to effect the closing of this Agreement and the consummation of the transactions contemplated hereby.

                                  ARTICLE VII.

                     CONDITIONS TO EACH PARTY'S OBLIGATIONS

         The respective obligations of each party to consummate the Merger under this Agreement shall be subject to the satisfaction on or before the Closing Date of each of the following conditions except to the extent the parties may waive any of such conditions in writing:

         7.1 Securities Laws. The Securities Act and all applicable Blue Sky and state securities laws shall have been complied with in connection with the issuance of the UStel Shares as provided in Section 2.1 above, and no stop order suspending the qualification or registration of such UStel Shares under the Securities Act or the Blue Sky or securities laws of any jurisdiction shall have been issued and no proceeding for that purpose shall have been initiated or shall be threatened by the Commission or the authorities of any such jurisdiction.

         7.2 The Company's Shareholder Approval. The Merger and this Agreement shall have been approved in accordance with the CGCL by "the outstanding shares" of the Company's capital stock.

         7.3 UStel's Stockholder Approval. The (a) Merger and this Agreement and the issuance of the UStel Shares in accordance with this Agreement and (b) the reincorporation of UStel in Nevada (the "Reincorporation") so that it shall become a corporation duly organized and existing under the laws of the State of Nevada, rather than under the laws of the State of Minnesota each shall have been duly approved at the shareholders' meeting of UStel duly called and held in accordance with the Minnesota Business Corporation Act and the Exchange Act by the shareholders of UStel.

         7.4 Consents. All consents, authorizations, orders and approvals of (or filings or registrations with) any governmental commission, board or other regulatory body required in connection with the execution, delivery and performance of this Agreement shall have been obtained or made, except for filing of the Agreement of Merger and any other documents required to be filed after the Effective Time and except where the failure to have obtained or made any such consent, authorization,order, approval, filing or registration would not have a Material Adverse Effect following the Effective Time.

         7.5 Injunction. At the Effective Time, there shall be no effective injunction, writ or preliminary restraining order or any order of any nature issued by a court or governmental agency of competent jurisdiction to the effect that the Merger may not be consummated as herein provided, no proceeding or lawsuit shall have been commenced by any governmental or regulatory agency for the purpose of obtaining any such injunction, writ or preliminary restraining order and no written notice shall have been received from any such agency indicating an intent to restrain, prevent, materially delay or restructure the transactions contemplated by this Agreement.

                                  ARTICLE VIII.

             CONDITIONS PRECEDENT TO OBLIGATIONS OF USTEL AND NEWCO

         The obligations of UStel and Newco to consummate the Merger and issue the UStel Shares are subject to the satisfaction of each of the additional following conditions at or prior to the Closing, unless waived in writing by
UStel:

         8.1 Accuracy of Warranties and Representations. The representations and warranties of the Company herein shall be true and correct in all material respects on and as of the Closing Date, with the same force and effect, except as to transactions to which UStel may have consented in writing, or its properties, prospects, or financial condition, as though such representations and warranties had been made on and as of the Closing Date, and the Company shall have performed in all material respects all covenants required by this Agreement to be performed by them at or prior to the Closing.

         8.2 Authorization of Merger. All corporate action necessary by the Company to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby shall have been duly and validly taken.

         8.3 No Material Adverse Change. There shall have been no changes after the date of this Agreement in the results of operations, assets, liabilities, financial condition or affairs of the Company which have a Material Adverse Effect on the Company.

         8.4 Officers' Certificate. The Company shall have delivered to UStel a certificate, dated the Closing Date, executed by the President and the Chief Financial Officer of the Company, stating that, to the best knowledge of each,
(a) all the representations and warranties of the Company contained in this Agreement are true and accurate, (b) all of the conditions precedent to the obligations of UStel hereunder have been fulfilled and (c) the Company has duly performed all obligations and covenants to be performed by it hereunder.

         8.5 Material Contracts. The Company shall have received consents to assignment of all Material Contracts or written waivers of the provisions of any Material Contracts requiring the consents of third parties.

         8.6 Opinion of the Company's Counsel. UStel shall have received an opinion of Ervin, Cohen & Jessup, dated the Closing Date, acceptable to UStel in form and substance.

         8.7 Other Legal Matters. All legal matters in connection with this Agreement and the transactions contemplated hereby shall have been approved by counsel for UStel, and there shall have been furnished to such counsel by the Company certified copies of such corporate records of the Company (including Board of Directors and shareholder resolutions approving the Merger Agreements) and copies of such other documents as such counsel may reasonably have requested for such purpose.

                                   ARTICLE IX.

                CONDITIONS PRECEDENT TO OBLIGATION OF THE COMPANY

         The obligations of the Company to consummate the Merger are subject to the satisfaction of each of the following additional conditions at or prior to the Closing, unless waived in writing by the Company:

         9.1 Accuracy of Warranties and Representations. The representations and warranties of UStel and Newco contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, except as to transactions to which the Company may have consented in writing, with the same force and effect as though such representations and warranties had been made on and as of the Closing Date, and UStel and Newco shall have performed in all material respects all of the covenants required by this Agreement to be performed by them on or before the Closing.

         9.2 Authorization of Merger. All corporate action necessary by UStel and Newco to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby shall have been duly and validly taken.

         9.3 No Material Adverse Change. There shall have been no changes after the date of this Agreement, in the results of operations, financial condition, liquidity, assets, properties or business of UStel or the UStel Subsidiaries which have a Material Adverse Effect on UStel and the UStel Subsidiaries, taken as a whole.

         9.4 Officers' Certificate of UStel. UStel shall have delivered to the Company a certificate dated the Closing, signed by the President and Chief Financial Officer of UStel stating that, to the best knowledge of each, (a) all the representations and warranties of UStel and Newco contained in this Agreement are true and accurate, (b) all of the conditions precedent to the obligations of the Company hereunder have been fulfilled and (c) UStel and Newco have duly performed all obligations and covenants to be performed by them hereunder.

         9.5 Material Contracts. UStel, Newco and the UStel Subsidiaries shall have received consents to assignment of all Material Contracts or written waivers of the provisions of any Material Contracts requiring the consents of third parties.

         9.6 Opinion of UStel's Counsel. The Company shall have received an opinion of Freshman, Marantz, Orlanski, Cooper & Klein dated the Closing Date, acceptable to the Company in form and substance.

         9.7 Other Legal Matters. All legal matters in connection with this Agreement and the transactions contemplated hereby shall have been approved by counsel for the Company, and there shall have been furnished to such counsel by UStel certified copies of such corporate records of UStel (including Board of Directors and shareholder resolutions approving the Merger Agreements) and copies of such other documents as such counsel may reasonably have requested for such purpose.

         9.8 Tax Opinion. The Company shall have received a written opinion of Ervin, Cohen & Jessup, in form reasonably satisfactory to UStel and the Company (the "Tax Opinion"), to the effect that (a) the Merger will constitute a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code, (b) the conversion in the Merger of the Company Shares into UStel Shares will not give rise to gain or loss to the Shareholders, and (c) the basis of UStel Shares received in the Merger by a Shareholder will be the same as the basis of such Shareholder in the Company Shares converted into such UStel Shares. In connection with such tax opinion, Ervin, Cohen & Jessup shall be entitled to make factual assumptions as are customary in similar tax opinions, and such factual assumptions shall be confirmed by certificates signed by responsible officers of UStel and the Company.

                                   ARTICLE X.

                                     CLOSING

         The closing ("Closing") of the transactions covered by this Agreement shall take place at the offices of Ervin, Cohen & Jessup, 9401 Wilshire Blvd., Ninth Floor, Beverly Hills, California as soon as practicable following the satisfaction or waiver of all conditions to the obligations of the parties set forth in Articles VII, VIII and IX hereof and, in any event, not later than December 31, 1996. Regardless of the actual time of the Closing, the Closing shall be deemed to have occurred effective at the opening of business on the day the Closing occurs. In the event that the conditions specified in this Agreement have not been fulfilled by that date, any party may postpone the Closing for the minimum reasonably necessary period or periods, in any event not exceeding an aggregate of 30 days, by written notice to the other parties. Any party exercising such right shall deliver written notice to the other parties specifying in reasonable detail the condition which has not been fulfilled, and the other parties will have the right to cure or correct the matter within the 30-day period. The term "Closing Date" herein shall mean the last date fixed by mutual agreement or otherwise under this Article X.

                                   ARTICLE XI.

                                   TERMINATION

                  In addition to any party's right to terminate this Agreement if any condition precedent to its obligations is not satisfied on the Closing Date, subject to the provisions of this Agreement relating to the postponement of the Closing Date, either UStel or the Company may forthwith terminate this Agreement: (a) subject to clause (b) below, without liability to the other of them if a bona fide action or proceeding (by and at the sole instance of a party or parties not an Affiliate or Affiliates of UStel or the Company) shall be pending against either party on the Closing Date wherein an unfavorable judgment, decree or order would prevent or make unlawful the carrying out of the transactions contemplated by this Agreement; or (b) without prejudice to other rights and remedies which either party may have, if a material default shall be made by the other of them in the observance or in the due and timely performance of its covenants and agreements herein contained, or if there shall have been a material breach of the warranties and representations herein contained.

                                  ARTICLE XII.

                                     NOTICES

         Any and all notices, demands, requests or other communications hereunder shall be in writing and shall be deemed duly given when personally delivered to or transmitted by overnight express delivery or by facsimile to and received by the party to whom such notice is intended, or in lieu of such personal delivery or overnight express delivery or facsimile transmission, 48 hours after deposit in the United States mail, first-class, certified or registered, postage prepaid, return receipt requested, addressed to the applicable party at the address provided below. The parties may change their respective addresses for the purpose of this Article XIII by giving notice of such change to the other party in the manner which is provided in this Article XIII

         UStel or Newco:          UStel, Inc.
                                  2775 S. Rainbow Boulevard
                                  Las Vegas, Nevada 89102
                                  Attention:  Ronnie Schwartz
                                  Facsimile Number:  (702) 247-7447
                                  Telephone Number:  (702) 247-7400

                                  With a copy to:

                                  Freshman, Marantz, Orlanski, Cooper & Klein
                                  9100 Wilshire Boulevard
                                  Eighth Floor, East Tower
                                  Beverly Hills, California 90212
                                  Attention:  Leib Orlanski, Esq.
                                  Facsimile Number:  (310) 273-1870
                                  Telephone Number:  (310) 274-8293

         C-2000:                  Consortium 2000, Inc.
                                  6167 Bristol Parkway, Suite 300
                                  Culver City, California 90230
                                  Attention:  Wouter van Biene
                                              Senior Vice President
                                  Facsimile Number:  (310) 645-5562
                                  Telephone Number:  (310) 645-4200

                                  With a copy to:

                                  Ervin, Cohen & Jessup
                                  9401 Wilshire Boulevard, 9th Floor
                                  Beverly Hills, CA 90212
                                  Attention:  Kenneth A. Luer, Esq.
                                  Facsimile Number:  (310) 859-2325
                                  Telephone Number:  (310) 273-6333

                                  ARTICLE XIII.

                               CERTAIN DEFINITIONS

         As used herein, the following terms have the following meanings:

         "Affiliate" or "affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person and, without limiting the generality of the foregoing, includes
(a) any director or officer of such Person or of any Affiliate of such Person,
(b) any such director's or officer's Family Members, (c) any group, acting in concert, of one or more of such directors, officers or Family Members, and (d) any Person controlled by any such director, officer, Family Member or group which beneficially owns or holds 25% or more of any class of equity securities or profits interest. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by contract or otherwise.

         "Bankruptcy Exception" means the limitation on enforceability imposed by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application relating to or affecting the enforcement of the rights of creditors or by equitable principles, whether enforcement is sought in equity or at law.

         "Code" means the Internal Revenue Code of 1986, as amended, or any amending or superseding tax laws of the United States of America.

         "Family Member" means, in the case of a Person who is an individual, any parent, spouse or lineal descendant (including legally adopted descendants) of such Person, or the spouse of any such descendant.

         "GAAP" means generally accepted accounting principles consistently applied.

         "Governmental Authority" means any entity of or pertaining to government, including any federal, state, local, other governmental or administrative authority, agency, court, tribunal, arbitrator, commission, board or bureau.

         "Hazardous Materials Laws" means any and all federal, state and local laws in effect at or before the Effective Time that relate to or impose liability or standards of conduct concerning the environment, as now or hereafter in effect and as have been or hereafter may be amended or reauthorized, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601, et seq.), the Hazardous Materials Transportation Act (42 U.S.C. Section 1802, et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901, et seq.), the Federal Water Pollution Control Act (33 U.S.C. Section 1251, et seq.), the Toxic Substances Control Act (14 U.S.C. Section 2601, et seq.), the Clean Air Act (42 U.S.C., Section 7901 et seq.), the National Environmental Policy Act (42 U.S.C.
Section 4231, et seq.), the Refuse Act (33 U.S.C. Section 407, et seq.), the Safe Drinking Water Act (42 U.S.C. Section 300(f), et seq.), and all rules, regulations, codes, ordinances and guidance documents promulgated or published thereunder, and the provisions of any licenses, permits, orders and decrees issued pursuant to any of the foregoing.

         "Hazardous Materials," means any flammable explosives, radioactive materials, asbestos, compounds known as polychlorinated byphenyls, chemicals now known to cause cancer or reproductive toxicity, pollutants, contaminants, hazardous wastes, toxic substances or related materials, including, without limitation, any substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," or "toxic substances" under the Hazardous Materials Laws.

         "IRS" means the Internal Revenue Service of the United States of
America.

         "Knowledge of the Company" (and similar terms such as "to the best of the knowledge of the Company") means the actual knowledge of any director or officer of the Company.

         "Knowledge of UStel" (and similar terms such as "to the best of the knowledge of UStel") means the actual knowledge of any director or officer of UStel.

         "Material Adverse Effect" means a material adverse effect on the financial condition, results of operations, business or prospects of the entity referred to (i.e., the Company or UStel) and its subsidiaries (i.e., the Company Subsidiaries), taken as a whole.

         "Permitted Lien(s)" means (a) all liens and encumbrances consented to in writing by the other party hereto, (b) landlords', mechanics', carriers', workers' and similar statutory liens arising in the ordinary course of business for sums not delinquent, for which adequate reserves or other appropriate provisions have been made in, as the case may be, the UStel Financial Statements or the Company Financial Statements, (c) deed restrictions and similar exceptions to clear title not incurred in connection with indebtedness that do not materially impair the existing use or materially detract from the value of the assets or property subject thereto, and (d) liens for current taxes not delinquent, for which adequate reserves or other appropriate provisions have been made in, as the case may be, the UStel Financial Statements or the Company Financial Statements.

         "Person" or "person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

         "Proceeding" means any action, suit, claim, investigation, review or other judicial or administrative proceeding, at law or in equity, before any Governmental Authority;

         "Rules and Regulations" means the rules and regulations adopted by the Commission under the Securities Act and the Exchange Act.

         "Tax" (including with correlative meaning, the terms "Taxes" and "Taxable") means any income, gross receipts, ad valorem, premium, excise, value-added, sales, use, transfer, franchise, license, severance, stamp, occupation, service, lease, withholding, employment, payroll, premium, property or windfall profits tax, alternative or add-on-minimum tax, or other tax, fee or assessment, together with any interest and any penalty, addition to tax or additional amount imposed by any governmental authority responsible for the imposition of any such tax.

         "Tax Return" means any return, report, statement, information statement and the like required to be filed with any authority with respect to Taxes.

                                  ARTICLE XIV.

                            MISCELLANEOUS PROVISIONS

         14.1 Applicable Law; Jurisdiction. The provisions of this Agreement and all rights and obligations hereunder and under all documents, instruments and agreements executed under or in connection with this Agreement shall be governed and construed in accordance with the internal laws of the State of California applicable to contracts made and to be wholly performed within said State.

         14.2 Remedies Not Exclusive. The parties agree that (a) no remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, (b) each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity, or otherwise and (c) the election of any one or more remedies by either party hereto shall not constitute a waiver of the right to pursue other available remedies.

         14.3 Attorneys' Fees. In any litigation relating to this Agreement, including litigation with respect to any instrument, document or agreement made under or in connection with this Agreement, the prevailing party shall be entitled to recover its costs and reasonable attorneys' fees.

         14.4 Payment of Expenses. Whether or not the Merger is consummated, UStel will pay and be responsible for all costs and expenses incurred by UStel and Newco in connection with this Agreement and the transactions contemplated hereby, and the Company will pay and be responsible for all costs and expenses incurred by the Company in connection with this Agreement and the transactions contemplated hereby.

         14.5 Successors and Assigns. All covenants, representations, warranties and agreements of the parties contained herein shall be binding upon and inure to the benefit of the parties, their respective heirs, personal representatives and permitted successors and assigns.

         14.6 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         14.7 Headings; Severability. Captions and section headings used herein are for convenience only and are not a part of this Agreement and shall not be used in construing it. The provisions of this Agreement are severable, and, if any one or more provisions may be determined to be judicially unenforceable, in whole or in part, the remaining provisions, and any partially unenforceable provisions, to the extent enforceable, shall nevertheless be binding and enforceable upon the parties hereto.

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
         14.8 Amendments. No provision or term of this Agreement or any agreement contemplated herein between the parties hereto may be supplemented, amended, modified, waived or terminated except in a writing duly executed by the party to be charged. This Agreement may be amended by the corporate parties hereto by or pursuant to action taken by their respective Boards of Directors at any time before or after the approval of the Merger by their shareholders, but after such approval, no amendment or modification shall be made that reduces the amount or changes the form of the consideration to be paid to Shareholders or that in any way materially adversely affects the rights of the shareholders of the Company or of UStel without the further approval of the adversely affected shareholders.

         14.9 Waivers. At any time prior to the Effective Time, the parties hereto, may, to the extent legally permitted: (i) extend the time for the performance of any of the obligations or other acts or any other party; (ii) waive any inaccuracies in the representations or warranties of any other party contained in this Agreement or in any document or certificate delivered pursuant hereto; (iii) waive compliance or performance by any other party with any of the covenants, agreements or obligations of such party contained herein; and (iv) waive the satisfaction of any condition that is precedent to the performance by the party so waiving of any of its obligations hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. A waiver by one party of the performance of any covenant, agreement, obligation, condition, representation or warranty shall not be construed as a waiver of any other covenant, agreement, obligation, condition, representation or warranty. A waiver by any party of the performance of any act shall not constitute a waiver of the performance of any other act or an identical act required to be performed at a later time.

         14.10 Assignments. Rights hereunder shall not be assignable and duties hereunder shall not be delegable by UStel, the Company or Newco without the prior written consent of the other; consent may be withheld for any reason or without reason. Nothing contained in or implied from this Agreement is intended to confer any rights or remedies upon any person or entity, other than the parties hereto and their successors in interest and permitted assignees, unless expressly stated herein to the contrary.

         14.11 Effect of Due Diligence. No investigation by any party hereto into the business, operations and condition of any other party hereto shall diminish in any way the effect of any representations or warranties made by such other party in this Agreement or shall relieve such other party of any of its obligations under this Agreement.

         14.12 No Third Party Beneficiaries. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any Person other than the parties hereto and their respective permitted successors and assigns.

         14.13 Entire Agreement. All schedules, exhibits and financial statements provided for herein are a part of this Agreement. This Agreement and the other agreements and documents


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
provided for in this Agreement comprise the entire agreement of the parties and supersede all earlier understandings of the parties with respect to the subject matter hereof.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

The Company:                                             UStel:

CONSORTIUM 2000, INC.                       USTEL, INC.

By:__________________________           _____________________________

    Jerry Dackerman, President              Noam Schwartz, President

                                            Newco:

                                            CONSORTIUM

                                            ACQUISITION CORPORATION




                                             By:_____________________

                                                Andrew J. Grey, President


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